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                                                                       Exhibit 1

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.

                                     BY-LAWS

                                  FIRST CHAPTER

ARTICLE ONE.

The name of the Company shall be "MAXCOM TELECOMUNICACIONES", followed by the terms "Sociedad Anonima de Capital Variable" (stock corporation with variable capital) or the abbreviation thereof "S.A. de C.V."

ARTICLE TWO. The purposes of the Company are as follows:

a) The installation, operation and exploitation of a public telecommunications network concessioned by the Ministry of Communications and Transportation and/or the use, development and exploitation of radio-spectrum frequency bands, also concessioned by the above-mentioned Ministry, as well as the provision of auxiliary and related services.

b) The provision of services that allow the long-distance telephone communications, both national and international.

c) The provision of public services of basic telephony and interconnection with public networks.

d) The commercialization, purchase, sale, importation, exportation, industrialization, distribution, manufacture, representation, concession, commission, lease of any kind of articles, goods, services and value-added secondary services and the trade, in general, with any equipment, services and goods of any kind related to the communications industry.

e) To participate in the capital stock of business entities of any kind, Mexican or foreign, public or private, including the purchase and sale of shares of stock, interests or rights and, in general, to participate in investments of any kind.

f) The representation in Mexico, or abroad, as an agent, commission merchant, intermediary, or representative of all kind of organizations, companies, businesses, individuals or corporations, Mexican or foreign, public or private.

g) The entering into contracts, agreements and undertakings of any kind, and the execution of commercial transactions and legal proceedings or professional acts of any kind in the line of business mentioned above, whether on behalf of the Company or in representation of third parties.

h) The procurement and development for any legal reason of concessions, permits, franchises, licenses, authorizations, allotments, patents, trademarks, trade names and advertisements of any kind which contribute to the carrying out of the purposes of the Company.

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                               English Translation

i) To issue, accept, subscribe, guarantee and endorse, in any way, any type of negotiable instruments and securities related to the Company's purposes, whether on behalf of the Company or of third parties.

j) To acquire, lease, sell, import, export, commercialize or, for any other legal reason, to posses or exploit personal property of any kind, real and personal rights, as well as real property necessary for the securing of the Company's purposes.

k)   To procure any type of credits for the execution of the Company's purposes.

l) In general, to carry out all of acts and execute all kind of contracts or agreements related to the Company's purposes.

ARTICLE THREE.

The corporate domicile shall be Mexico City, Federal District; provided, however, other business offices may be established in other places in Mexico or abroad.

ARTICLE FOUR.

The duration of the Company shall be unlimited.

ARTICLE FIVE.

a) The Company is organized and existing under the laws of Mexico. Shareholders may be Mexican or any other foreign nationality; provided however that the equity interest in the Company held by non-Mexican shareholders shall at no time exceed the maximum foreign investment percentage permitted under the Foreign Investment Law.

b) The current and future foreign shareholders of the Company firmly undertake with the Ministry of Foreign Affairs to consider themselves as Mexican nationals (i.e., such foreign shareholders shall have no additional rights as shareholders based solely on their nationality or country of domicile) regarding the acquired or owned shares of stock of the Company, as well as regards the properties, rights, concessions, securities or interests owned by the Company, or the rights and obligations derived from the agreements entered into with the Mexican authorities in which this Company is a party thereof. The current or future foreign shareholders of the Company firmly undertake not to invoke the protection of their government, under penalty of, on the contrary, to forfeit their shares of stock issued by this Company to the benefit of the Mexican nation. The undertaking set forth in this paragraph (b) shall be considered as agreed before the Ministry of Foreign Affairs by the simple fact that such undertaking by the current or future foreign shareholders of the Company is included in these Bylaws.

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                               English Translation

                                 SECOND CHAPTER

                        CAPITAL STOCK AND SHARES OF STOCK

ARTICLE SIX.

a) The capital stock shall be divided in a fixed portion that cannot be withdrawn of $54,753,302.00 Mex. Cy. (Fifty four million seven hundred and fifty three thousand three hundred and two pesos 00/100), represented by 1,501,827 (One million five hundred and one thousand eight hundred and twenty seven) shares with no-par value, fully paid and shall be identified in the Company's shareholder registry book as Class I, and in a variable portion that shall be identified as Class II, which Class II shall be unlimited at all times. The shares representing the Class II shall not have the withdrawal right referred to in article 213 of the General Business Corporation Law (Ley General de Sociedades Mercantiles) of Mexico (the "General Business Corporation Law").

b) The capital stock shall be represented by shares which are nominative, common and no par value (the "Common Shares") and shares which are nominative, no par value with a preference on liquidation and other preferences set forth herein (the "Preferred Shares"). Common Shares shall initially be divided into
(i) full voting Series "A" shares, (ii) full voting Series "B" shares, and (iii) nonvoting Series "N" shares. Preferred Shares shall initially be divided into
(i) full voting Series "A-1" shares, (ii) full voting Series "B-1" shares, (iii) limited voting Series "N-1" shares and (iv) limited voting Series "N-2" shares.

c) Series "A" and Series "A-1" shares shall only be subscribed, acquired or owned by Mexicans; Series "B", Series "B-1", Series "N", Series "N-1" and Series "N-2" shares shall be freely subscribed by Mexican or foreign investors subject to the limitations set forth in the Foreign Investment Law and article 12 of the Federal Telecommunications Law.

d) At all times until the Foreign Investment Law and article 12 of the Federal Telecommunications Law allow otherwise, Mexican investors shall have at least 51% (fifty-one percent) of the full voting shares of the Company and effective control thereof. Series "B" and "B-1" shares together may not represent more than 49% (forty nine percent) of the full voting shares of the Company. Series "N", Series "N-1" and Series "N-2" shares may not represent more than 95% (ninety five percent) of the outstanding capital stock of the Company.

e) Subject to certain approval rights set forth herein, upon approval of the shareholders of the Company at a shareholders' meeting (with the prior authorization of the Ministry of Economy), from time to time the Company may issue limited voting and limited corporate rights shares, with full economic and preferential rights.

f) Holders of each series of shares will have only the preemptive right to subscribe to new issuances of equity stock of the Company to the extent specifically required by applicable Mexican law.

g) Pursuant to the Foreign Investment Law, the Series "N", Series "N-1" and Series "N-2" shares shall not be counted for purposes of determining the foreign investment percentage participation in the Company's capital stock, nor shall the Series "N", Series "N-1" and Series

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                               English Translation

"N-2" shares be counted for purposes of determining quorum for general, ordinary, extraordinary or special shareholders' meetings, except as otherwise provided in these Bylaws. In connection with any shareholders' meeting where the holders of Series "N", "N-1" or "N-2" shares are entitled to vote on a specific matter, then such "Series "N", "N-1" or "N-2" shares entitled to vote on such specific matter shall be counted for purposes of determining a quorum of the shareholders voting on such matter.

h) The Preferred Shares will have the following rights with respect to liquidation:

         (i) As an additional economic right, the Preferred Shares will have a preferred liquidation right vis-a-vis the Common Shares (the "Preferred Liquidation Right"), in the case of a liquidation, winding up or dissolution of the Company. Such Preferred Liquidation Right of the Preferred Shares will consist of the right to receive (with respect to each Preferred Share), prior to and in preference of any distribution of any of the assets of the Company to the holders of Common Shares, an amount (the "Liquidation Amount") equal to the greater of (x) the Liquidation Preference Amount (as defined below in this subparagraph (h)(i)) and (y) the amount that a holder of such Preferred Share would have received if it had converted such Preferred Share into Conversion Stock (as defined in Article Fifty-Three below) at the then effective Conversion Price (as defined in paragraph
                  (a) of Article Seven below) for such Preferred Share immediately prior to such liquidation, winding up or dissolution of the Company. If upon any such liquidation, winding-up or dissolution, the Company's assets to be distributed among the holders of the Preferred Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this paragraph (h), then the entire assets available for distribution to the Company's shareholders shall be distributed on a Pro Rata Basis (as defined in Article Fifty-Three below) among such holders based upon the aggregate Liquidation Preference Amount held by each such holder. "Liquidation Preference Amount" means the per share amount equal to the sum of (I) U.S.$0.4927, as adjusted for stock splits, stock dividends and similar events (the "Original Issue Price"), plus (II) an amount equal to 12% (twelve percent) per annum thereon compounded semi-annually (the "Accretive Amount").

         (ii) A sale of all or substantially all of the consolidated assets of the Company or a merger, recapitalization, reorganization or consolidation of the Company, immediately after which the Company's shareholders beneficially own less than fifty percent of the voting power of the equity securities of the surviving entity shall be deemed a liquidation for purposes of this paragraph (h) (a "Deemed Liquidation"); provided, that with respect to (i) each series of Preferred Shares other than Series "N-2" shares), the holders of a majority of the then outstanding Preferred Shares (other than Series "N-2" shares) present at a shareholders' meeting and entitled to vote thereat voting together as a class may waive any "Deemed Liquidation" solely with respect to the Preferred Shares other than Series "N-2" shares and (ii) the Series "N-2" shares, the holders of a majority of the then outstanding Series "N-2" shares present at a shareholders' meeting and

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                               English Translation

                  entitled to vote on such waiver thereat voting as a separate class may waive any Deemed Liquidation solely with respect to the Series "N-2" shares.

         (iii) In connection with any liquidation, winding up, dissolution or Deemed Liquidation, each type of asset included in the proceeds available for distribution to the Company shareholders (whether in the form of cash, securities or otherwise) shall be allocated on a Pro Rata Basis among the shareholders entitled to participate.

i) The holders of Series "N-1" shares are entitled to vote as a separate class, in a shareholders' meeting of the Company (or by written consent in lieu thereof), exclusively with respect to the following corporate matters:

         (i) Any amendment to these Bylaws that adversely and disproportionately (in comparison to the effect on Series "N-2" shares (or, if applicable, New Series N-2 Shares)) affects the economic characteristics (i.e., conversion right, liquidation right and dividend right) of Series "N-1" shares; provided that the authorization of any additional series or class of capital stock with a more senior liquidation preference or more senior dividend preference shall not be deemed to be an adverse amendment of the economic characteristics of the Series "N-1" shares so long as the economic characteristics of such additional series or class of capital stock does not affect the Series "N-1" shares in a manner that is adverse and disproportionate in comparison to the effect on the Series "N-2" shares.

         (ii) Any amendment to this paragraph (i) of Article Six of these Bylaws.

Each of the matters described in clauses (i) through (ii) of this paragraph (i) shall be approved by an affirmative vote of the holders of a majority of the Series "N-1" shares present at a shareholders' meeting and entitled to vote thereat on such matter.

With respect to any waiver of a "Deemed Liquidation" pursuant to paragraph (h) of this Article Six), the holders of Series "N-1" shares shall be entitled to vote together with the Preferred Shares (other than Series "N-2" shares) as a single class on any waiver of a "Deemed Liquidation" solely with respect to the Preferred Shares other than Series "N-2" shares. In connection therewith, such "Deemed Liquidation" shall be approved by an affirmative vote of the holders of a majority of the Series "N-1" shares present at a shareholders' meeting and entitled to vote on such waiver thereat voting together with the Preferred Shares (other than Series "N-2" shares) as a single class.

The rights in this paragraph (i) of this Article Six shall not apply to any Conversion Stock received upon conversion of Series "N-1" shares or New Preferred Shares.

j) The holders of the Series "N-2" shares are entitled to vote as a separate class in a shareholders' meeting of the Company (or by written consent in lieu thereof) exclusively with respect to the following corporate matters:

         (i) Any amendment to these Bylaws that adversely and disproportionately (in comparison to the effect on Series "N-1" shares) affects the economic

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                               English Translation

                  characteristics (i.e., conversion right, liquidation right and dividend right) of Series "N-2" shares, provided that the authorization of any additional series or class of capital stock with a more senior liquidation preference or more senior dividend preference shall not be deemed to be an adverse amendment of the economic characteristics of the Series "N-2" shares so long as the economic characteristics of such additional series or class of capital stock does not affect the Series "N-2" shares in a manner that is adverse and disproportionate in comparison to the effect on the Series "N-1" shares.

         (ii) Any amendment to paragraph (b) of Article Twenty-Three of these Bylaws that adversely affects the right of the holders of a majority of the Series "N-2" shares to designate an observer to the board of directors of the Company (the "Board") pursuant thereto or any amendment to paragraph (v) of Article Twenty-Nine that adversely affects the right to elect a director to the Board pursuant thereto.

         (iii) Any amendment (other than to the extent necessary to comply with applicable law) of (A) Article Nine of these Bylaws that imposes additional transfer restrictions or transfer conditions on the Series "N-2" shares or (B) these Bylaws (without duplication of clause (A)) that imposes additional express transfer restrictions or express transfer conditions on the Series "N-2" shares.

         (iv) Any amendment to paragraph (e) of Article Nine that adversely affects the tag-along rights or obligations of the holders of Series "N-2" shares set forth therein.

         (v) Any amendment to paragraph (f) of Article Nine that adversely affects the drag-along rights or obligations of the holders of Series "N-2" shares set forth therein.

         (vi) Any amendment to paragraph (e) of Article Thirteen that materially and adversely affects the information rights of the Series N-2 Observer.

         (vii) Any amendment to this paragraph (j) of Article Six of these Bylaws.

         (viii) Any waiver of a "Deemed Liquidation" pursuant to paragraph (h) of this Article Six solely with respect to the Series "N-2" shares.

         (ix) The designation of the Series N-2 Observer (as defined in paragraph (b) of Article Twenty-Three) so long as the N-2 Observer Conditions are satisfied.

         (x) The election of one director to the Board to the extent specifically contemplated and permitted pursuant to paragraph
                  (vi) of Article Twenty-Nine (and subject to each of the conditions set forth therein).

Each of the matters described in clauses (i) through (x) of this paragraph (j) shall be approved by an affirmative vote of the holders of a majority of the Series "N-2" shares present at a shareholders' meeting and entitled to vote on such matter thereat. Notwithstanding anything contained herein to the contrary, to the extent that the holders of the Series "N-2" shares would otherwise be entitled to vote on an amendment of these Bylaws (in connection with the deletion or amendment of a particular provision), if such amendment is being effectuated in connection

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                               English Translation

with an event contemplated by these Bylaws that will terminate the right of the holders of the Series "N-2" shares contained in such provision being amended (e.g., the Series "N-2" shareholders would not be entitled to vote as a separate class on an amendment of the Bylaws that deletes paragraph (e) of Article Nine in connection with a Qualified Public Offering), the holders of the Series "N-2" shares shall not be entitled to vote on such matter as a separate class unless such amendment adversely and disproportionately (in comparison to the effect on Series "N-1" shares) affects the Series "N-2" shares so long as such amendment is conditioned upon the effectiveness of such termination event.

The rights in this paragraph (j) of this Article Six shall not apply to any Conversion Stock received upon conversion of Series "N-2" shares or New Series N-2 Shares.

k) The provisional or definitive share certificates shall cover one or more shares and shall bear the signatures of two members of the Board, which may be signed in facsimile under the terms of Section VIII, article 125 of the General Business Corporation Law.

l) Said certificates shall comply with the requirements set forth in Article 125 of the General Business Corporation Law and, for purposes of dividend payments and for the exercise of other monetary rights, numbered coupons shall be adhered. The provision referred to in Article Five above and a summary of this Article Six shall be included in the provisional and definitive share certificates.

m) Definitive share certificates shall be issued by the Company to its shareholders within 365 calendar days after any subscription or issuance of shares of the Company with respect thereto. Until definitive share certificates are issued, provisional certificates, which shall always bear the holder's name, shall be issued, and shall be exchanged for the definitive share certificates once issued.

n) Shares shall be paid by the subscribers under the terms and conditions approved in the corresponding shareholders' meeting that approves their issuance.

o) Subject to the transfer restrictions provided for in these Bylaws, in the event a shareholder intends to make a Transfer (as defined in Article Fifty-Three) or subscribe for shares representing 10% (ten percent) or more (or such other higher or lower percentage, if any, as then required under applicable Mexican law) of the outstanding capital stock of the Company:

         (i) Such shareholder shall provide written notice thereof to the Company and the Company shall inform the Board and Ministry of Communications and Transportation, which notice shall include the information regarding the person or entity proposing to acquire the shares (the "Buyer").

         (ii) If the applicable period of review by the Ministry of Communications and Transportation has elapsed and the Transfer or subscription has not been objected by the Ministry of Communications and Transportation, such Transfer or subscription shall be considered approved by the Ministry of Communications and Transportation.

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                               English Translation

         (iii) Only those Transfers or subscriptions approved or not objected by the Ministry of Communications and Transportation, which, with respect to any Transfers, also have complied with the transfer restrictions contained in these Bylaws, shall be recorded in the Company's shareholder registry book, without prejudice of the authorizations demanded from other authorities under the applicable provisions.

         (iv) In addition, if the Buyer is a corporation, then the information needed by the aforesaid Ministry to identify the individuals that, directly or indirectly have equity participation higher than 10% (ten percent) (or such other higher or lower percentage, if any, as then required under applicable Mexican law) of the capital stock of said corporation, shall be presented in such notice.

         (v) Without prejudice to any other notices required under these Bylaws, the submittal of the notice referred to above shall not be required when the subscription or Transfer refers to neutral investment shares issued under the Foreign Investment Law (Series "N", Series "N-1" and "N-2" shares of the Company) or when the increases in capital are subscribed by the shareholders themselves, provided that with respect to a subscription by shareholders, each shareholder's proportionate interest in the Company remains the same after such subscription.

To the extent applicable, the provisions of this paragraph (o) shall be reflected on the definitive or provisional share certificates issued by the Company.

ARTICLE SEVEN.

a) Optional Conversion. At any time and from time to time, any holder of Preferred Shares may convert all or any portion of such Preferred Shares held by such holder into a number of shares of Conversion Stock computed by multiplying
(i) the number of Preferred Shares to be converted by (ii) U.S. $0.4927 divided by the Conversion Price (as defined below) then in effect for such series of Preferred Shares. The initial Conversion Price is U.S. $0.4927 per share (as adjusted from time to time pursuant to paragraph (i) of this Article Seven, the "Conversion Price"). The Conversion Price then in effect for such series of Preferred Shares shall be expressed (and rounded up or down) to the nearest four decimals.

b) Mandatory Conversion. The Company may at any time require the conversion of all, but not less than all, of the outstanding Preferred Shares into the Conversion Stock at the then applicable Conversion Price if the Company is at such time effecting a Qualified Public Offering (as defined in Article Fifty-Three). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Preferred Shares at least five business days prior to such closing.

c) Except as otherwise provided herein, each conversion of Preferred Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Shares to be converted have been surrendered for conversion at the principal office of the Company. At the time any such conversion has been effected, the rights of the holder of the Preferred Shares surrendered for conversion as a holder of such Preferred

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                               English Translation

Shares shall cease and such holder shall be deemed to have become the holder of record of the shares of Conversion Stock represented thereby.

d) Notwithstanding any other provision hereof, if a conversion of Preferred Shares is to be made in connection with a Public Offering (as defined in Article Fifty-Three), a Sale of the Company (as defined in Article Fifty-Three) or other transaction affecting the Company, the conversion of any Preferred Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

e) As soon as practicable after a conversion has been effected the Company shall deliver a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such denomination or denominations as the converting holder has specified and a certificate representing any Preferred Shares which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.

f) The issuance of certificates for shares of Conversion Stock upon conversion of Preferred Shares shall be made without charge to the holders of such Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Preferred Share, the Company shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued and fully paid, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than with respect to any contractual encumbrances pursuant to agreements among the Company's securityholders. The Company shall (i) make any applicable Mexican governmental filings and seek any applicable Mexican governmental approvals in connection with any conversion of Preferred Shares and (ii) assist and cooperate with any holder of Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Shares hereunder.

g) Subject to applicable restrictions, if any, under the Foreign Investment Law and Article 12 of the Federal Telecommunications Law of Mexico, the Company shall take all reasonable steps necessary (including, without limitation, using its best efforts to obtain any requisite consents in connection therewith from the National Securities and Banking Commission) to effectuate any required or permitted conversion hereunder.

h) If any fractional interest in a share of Conversion Stock would, except for the provisions of this paragraph (h), be delivered upon any conversion of the Preferred Shares, in lieu of delivering the fractional share therefor, the Company shall round such fractional interest to the nearest whole number (i.e., if such fractional interest is less than one-half, the fractional interest shall be automatically reduced to zero without the payment of any consideration therefor by the Company and if such fractional share is one-half or greater, the fractional interest shall be automatically increased to one share without the payment of any additional consideration therefor by the holder).

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                               English Translation

i)   Adjustment to Conversion Price.

         (i) In order to prevent dilution of the conversion rights granted under this Article Seven, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph (i).

         (ii) Until December 31, 2002, if the Company issues or sells, or in accordance with paragraph (j) below, is deemed to have issued or sold, any Common Shares for consideration per share less than either (A) the Conversion Price in effect immediately prior to such time or (B) the then fair market value of such Common Shares (as determined in good faith by the Board) as of the date of such issuance or sale, then immediately upon such issuance or sale or deemed issuance or sale, the Conversion Price shall automatically be reduced to the lowest consideration (expressed as a net price per share) at which any such Common Shares have been issued or sold or are deemed to have been issued or sold.

         (iii) After December 31, 2002, if the Company issues or sells, or in accordance with paragraph (j) below, is deemed to have issued or sold, any Common Shares for consideration per share less than either (A) the Conversion Price in effect immediately prior to such time or (B) the then fair market value of the Common Shares (as determined in good faith by the Board) as of the date of such issuance or sale, then immediately upon such issuance or sale or deemed issuance or sale the Conversion Price shall be reduced to whichever of the following is lower:

                  (a) an amount equal to (A) the sum of (i) the product derived by multiplying the Conversion Price in effect immediately prior to such issuance or sale by the number of Common Shares Deemed Outstanding (as defined in Article Fifty-Three) immediately prior to such issuance or sale, plus (ii) the aggregate consideration (expressed as a net price per share), if any, received by the Company upon such issuance or sale, divided by (B) the number of Common Shares Deemed Outstanding immediately after such issuance or sale; and

                  (b) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (i) the number of Common Shares Deemed Outstanding immediately prior to such issuance or sale multiplied by the then fair market value of the Common Shares (as determined in good faith by the Board) as of the date of such issuance or sale, plus (ii) the aggregate consideration, if any, received by the Company upon such issuance or sale, and the denominator of which shall be the product derived by multiplying the then fair market value of the Common Shares (as determined in good faith by the Board) as of the date of such issuance or sale times the number of Common Shares Deemed Outstanding immediately after such issuance or sale.

         (iv) Exceptions. Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to
                  (A) any Permitted Options (as defined in Article Fifty-Three),
                  (B) any Option (as defined in Article Fifty-Three) issued

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                               English Translation

                  pursuant to a management incentive plan approved by the Board, including the affirmative vote of at least one Nexus Director,
                  (C) any Preferred Shares issued pursuant to the New Investor Subscription Agreement (as defined in Article Fifty-Three) so long as the price per share is not less than the Original Issue Price, (D) any shares issued upon the exercise or conversion of any of the foregoing, (E) any Conversion Stock issued upon conversion of any Preferred Shares, and (F) any New Preferred Shares or New Series N-2 Shares issued in connection with a Regulatory Amendment.

         (v) Subdivision or Combination of Common Shares. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more series of its outstanding Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (vi) Notices. Following any adjustment of the Conversion Price, the Company shall give written notice thereof to all record holders of Preferred Shares, setting forth the calculation of such adjustment.

         (vii) Upon the written request from time to time by any record holder of Preferred Shares, the Company shall furnish or cause to be furnished to such holder a certificate setting forth (i) a summary of all adjustments and readjustments to the Conversion Price, (ii) the Conversion Price for such series of Preferred Shares at the time in effect, and (iii) the number of shares of Conversion Stock which at the time would be received upon the conversion of such Preferred Shares.

j)   For purposes of determining the adjusted Conversion Price under paragraph
(i) of this Article Seven, the following shall be applicable:

         (i)      Issuance of Rights or Options.

                  (a) If the Company in any manner grants or sells any Options and the price per Common Share issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities (as defined in subparagraph (j)(ii)(a) below) issuable upon exercise of such Options, is less than (a) the Conversion Price in effect immediately prior to the time of the granting or sale of such Options or (b) the then fair market value of the Common Shares (as determined in good faith by the Board) as of the date of such issuance or sale, then the total maximum number of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For

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                               English Translation

                           purposes of this paragraph, the "price per Common Share issuable upon exercise or conversion" of such Option shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                  (b) No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares or such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Security.

         (ii)     Issuance of Convertible Securities.

                  (a) If the Company in any manner issues or sells any stock or other securities convertible into or exchangeable for Common Shares (collectively, "Convertible Securities") and the price per Common Share issuable upon conversion or exchange thereof is less than (a) the Conversion Price in effect immediately prior to the time of such issuance or sale or (b) the then fair market value of the Common Shares (as determined in good faith by the Board as of the date of such issuance or sale), then the maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per Common Share issuable upon conversion or exercise" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities.

                  (b) No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of any Convertible Security, and if any such issuance or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other

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                               English Translation

                           provisions of this paragraph (j), no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

         (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security or the rate at which any Convertible Security is convertible into or exchangeable for Common Shares changes at any time, the Conversion Price in effect at the time of such change shall be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

         (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         (v) Calculation of Consideration Received. If any Common Share, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Share, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration (as determined in good faith by the Board) as of the date of such issuance or sale. If any Common Share, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Share, Option or Convertible Security (as determined in good faith by the Board as of the date of such issuance or sale).

         (vi) Treasury Shares. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company or any subsidiary, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Shares.

k) Limitation on Conversion. Notwithstanding any other provision hereof, no holder of Preferred Shares shall be entitled to exercise the conversion rights under this Article Seven to acquire any Common Share unless, at such time, all holders of Preferred Shares could exercise such conversion rights without causing the Company to be in violation of applicable Mexican

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                               English Translation

law, including, without limitation, the Foreign Investment Law and the Federal Telecommunications Law of Mexico.

l) Restriction on Redemption of Preferred Shares. The Company shall not redeem, purchase or otherwise acquire for value any Series "A-1" shares, Series "B-1" shares or Series "N-1" shares or, upon conversion thereof, New Preferred Shares, unless the Company simultaneously offers to redeem or purchase a pro rata portion of the Series "N-2" shares, or upon conversion thereof, New Series N-2 Shares.

m) Confirmation of Fair Market Value. In connection with any determination of fair market value made by the Board pursuant to paragraphs (i) and (j) of Article Seven, if such determination is made or to be made in connection with the issuance or sale (or deemed issuance or sale) of any Common Shares in any rolling twelve month period resulting in an increase, individually or in the aggregate, of more than five percent to the number of Common Shares Deemed Outstanding (as compared to the Common Shares Deemed Outstanding at the beginning of such twelve month period (as appropriately adjusted for any proportional adjustments, such as stock splits, in the Company Shares), then unless (1) at least 70% of the aggregate consideration received by the Company in connection with such issuance or sale (or deemed issuance or sale) is from an Independent Third Party (as defined in Article Fifty-Three), (2) all of the consideration received by the Company in connection with such issuance or sale is cash (or, in the case of Options, the strike price is payable only in cash) and (3) the Company does not enter into any services or consulting or similar agreement related to or conditioned upon such issuance or sale with any person or entity acquiring such Common Shares (or any Affiliate (as defined in Article Fifty-Three) or Restricted Person (as defined in paragraph (h) of Article Ten) thereof, the Board shall obtain, at the Company's expense, a fairness opinion in connection with such determination from an internationally-recognized or nationally-recognized (in the United States) financial advisory firm or investment bank selected by the Company.

ARTICLE EIGHT.

a) Any increase or decrease to the minimum fixed capital stock of the Company shall be resolved by a General Extraordinary Shareholders' Meeting.

b) Subject to Articles Ten and Eleven hereof, increases or decreases to the variable portion of the Company may be resolved by a General Ordinary Shareholders' Meeting.

c) Increases in capital stock shall be through the issuance of shares in the corresponding series, observing at any time the provisions of the Foreign Investment Law, and Article 12 of the Federal Telecommunications Law. Increases in capital stock through the issuance of Series "N", "N-1", "N-2" or any other neutral investment shares may not represent in the aggregate more than 95% (ninety five percent) of the outstanding capital stock of the Company.

d) In connection with any issuance of capital stock or similar equity securities by the Company, the holders of the Company's capital stock shall have only the minimum preemptive rights granted pursuant to applicable Mexican law. The Company, through the Board, shall notify the shareholders through a written notice delivered to the shareholders of record (including to any trustee holding shares on behalf of any beneficial owner of Company Shares), and through

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                               English Translation

publication in (i) the Official Gazette of the Federation or (ii) in the "Negocios" section of the "Reforma" or "El Financiero" newspapers.

ARTICLE NINE.

a) Transfer of Shares. No holder of Company Shares shall Transfer any interest in such shares except pursuant to the provisions of this Article Nine or pursuant to a Public Offering. Notwithstanding the foregoing, the Series "N-2" shares shall not be subject to any obligations or entitled to any rights with respect to paragraphs (b) (Retention), (c) (First Refusal Rights) and (d) (Right of First Offer on Transfers by Investors) of this Article Nine. Any Transfer in violation of this Article Nine shall be null and void ab initio and shall not be consented to or recognized or registered by the Company for any purpose.

b) Retention. Notwithstanding anything to the contrary contained in these Bylaws, except with respect to Transfers (as defined in Article Fifty-Three) to a Permitted Transferee (as defined in paragraph (i) of this Article Nine) or pursuant to a Public Offering (as defined in Article Fifty-Three), no holder of Company Securities shall Transfer any Series "A" shares, Series "A-1" shares or Series "B" shares (each a "Restricted Share" and collectively, the "Restricted Shares") without the prior written approval of both (i) Nexus (as defined in Article Fifty-Three), solely in its capacity as a shareholder (and without any fiduciary duty to the Company or any of the Company's shareholders) and (ii) the Board, including the affirmative vote of at least one Nexus Director (as defined in paragraph (a) of Article Twenty-Three) (collectively, the "Restricted Share Transfer Consent"), provided, in each case, that the Restricted Share Transfer Consent may be withheld for any reason or no reason. In connection with any proposed Transfer of Restricted Shares, if the Restricted Share Transfer Consent is obtained with respect to such proposed Transfer, the transferring holder of Restricted Shares shall also comply with the requirements of paragraph (c), (e) and (f) of this Article Nine. The requirement contained in this paragraph (b) to obtain the Restricted Share Transfer Consent in connection with a Transfer of Restricted Shares shall terminate upon the earlier to occur of (i) a Sale of the Company (as defined in Article Fifty-Three), (ii) the sale of all or substantially all of the consolidated assets of the Company to an Independent Third Party (iii) a Qualified Public Offering or (iv) the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in Article Twenty-Nine.

c) First Refusal Rights. Except in connection with a Transfer to a Permitted Transferee, a Sale of the Company or a Public Offering, at least 30 (thirty) days prior to any Transfer of an interest in any Restricted Shares by a shareholder other than an Investor (the "Transferring Non-Investor Shareholders"), such shareholder shall deliver to the Secretary of the Board a notice (the "Offer Notice") disclosing the number of Restricted Shares to be transferred, the proposed price, terms and conditions of the Transfer and the identity of the prospective transferee(s) who submitted the offer, and the Secretary of the Board shall then promptly deliver such Offer Notice (but in any event within 5 (five) days) to each of the other shareholders of the Company (other than any holders of Series "N-2" shares (and any shares issued upon conversion thereof)), but only with respect to any such holder's Series "N-2" shares (or, if applicable, any shares issued upon conversion thereof) (i.e., a holder of Series "N-1" shares and Series "N-2" shares would be entitled to participate only with respect to their Series "N-1" shares)). Such other shareholders (on a Pro Rata Basis) may elect to purchase all (but not less than all) of the Restricted Shares to

                               English Translation

be transferred on the same terms and conditions as those set forth in the Offer Notice by giving written notice to the Transferring Non-Investor Shareholders within 30 (thirty) days after the Offer Notice has been given to the Secretary of the Board. If such other shareholders elect to purchase all such Restricted Shares hereunder, the Transfer of such Restricted Shares shall be consummated as soon as possible after the delivery of the election notice(s) to the Transferring Non-Investor Shareholders, but in any event within 15 (fifteen) days after the expiration of such 30-day period. If such other shareholders do not elect to purchase all of the Restricted Shares specified in the Offer Notice, the remaining Restricted Shares shall be promptly reoffered on a Pro Rata Basis to those shareholders electing to purchase the offered Restricted Shares by delivery of an additional written notice. If within 10 (ten) days of the delivery of such additional notice the other electing shareholders have not elected to purchase all of the Restricted Shares specified in the Offer Notice, the Transferring Non-Investor Shareholders may Transfer the Restricted Shares specified in the Offer Notice to the transferee(s) specified in the Offer Notice at a price and on terms no more favorable to the transferee(s) than specified in the Offer Notice for a period of no more than 60 (sixty) days after the 45 (forty-five) days after delivery of the Offer Notice (the "RFR Free Transfer Period"). Any Restricted Shares not transferred within such 60-day period shall remain subject to the provisions of this paragraph (c).

Notwithstanding the foregoing, in the event that an electing shareholder is not permitted under Mexican law to hold the amount or type of Restricted Shares to which such electing shareholder would be entitled upon the exercise of its rights under this paragraph (c), then the electing shareholder shall have the right to designate another purchaser who would be qualified under Mexican law to purchase such Restricted Shares or, at the election of the electing shareholder, the Company shall agree (to the extent permitted under Mexican law) to exchange such Restricted Shares to be purchased by the electing shareholder (pursuant to the exercise of its rights under this paragraph (c)) for other securities of the Company which have identical rights as such Restricted Shares being transferred except that, in order to comply with applicable law, the voting rights of such securities may be limited to the minimum level necessary to effect such compliance.

Notwithstanding anything contained herein (including the definition of Investor) to the contrary, this paragraph (c) shall apply to any Transfer by any Aguirre Group Investor and CT Global Telecommunications of any Restricted Shares.

The right of first refusal set forth in this paragraph (c) shall terminate upon the earlier to occur of (i) a Sale of the Company (as defined in Article Fifty-Three), (ii) the sale of all or substantially all of the consolidated assets of the Company to an Independent Third Party or (iii) the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in Article Twenty-Nine.

d) Right of First Offer on Transfers by Investors. In the event that any Investor desires to Transfer any Series A-1, B-1 or N-1 shares (other than pursuant to a Transfer to a Permitted Transferee, a Public Offering or any Sale of the Company), such Investor shall first offer to sell such Company Securities by delivering written notice thereof (the "Investor Transfer Notice") to the Secretary of the Board (who shall promptly (but in any event within 3 business days) deliver a copy thereof to each Investor (other than the transferring Investor) holding a Pro Rata Share (as defined in Article Fifty-Three) equal to or greater than one percent (1%) of the Series A-1 shares,

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                               English Translation

Series B-1 shares and Series N-1 shares then outstanding on an aggregate basis (a "Qualified Investor") disclosing the type and number of Preferred Shares sought to be transferred, the proposed price of the Transfer and the other material economic terms of the proposed Transfer. The Qualified Investors may elect to purchase all (but not less than all) of such Preferred Shares to be transferred on a Pro Rata Basis and at the same price specified in the Investor Transfer Notice by giving written notice to such transferring Investor within 30 (thirty) days after the Investor Transfer Notice has been given to the Secretary of the Board. If the Qualified Investors elect to purchase all such Preferred Shares hereunder, the Transfer of such Preferred Shares shall be consummated as soon as possible after the delivery of the election notice(s) to the transferring Investor, but in no event later than 15 (fifteen) days after the expiration of such 30-day period. If such Qualified Investors do not elect to purchase all of the Preferred Shares specified in the Investor Transfer Notice, the remaining Preferred Shares shall be reoffered on a Pro Rata Basis to those Qualified Investors electing to purchase offered Preferred Shares by delivering an additional written notice. If within 10 (ten) days of the delivery of such additional notice the other electing Qualified Investors have not elected to purchase all of the Preferred Shares specified in the Investor Transfer Notice, the transferring Investor may, for a period (the "ROFO Free Transfer Period") of 180 (one hundred eighty) days after the expiration of such period, Transfer the Preferred Shares specified in the Investor Transfer Notice to one or more parties at a price and on other material economic terms no more favorable to the transferees thereof than the price per share and other material economic terms offered to the Qualified Investors in the Investor Transfer Notice. Any such Preferred Shares specified in the Investor Transfer Notice that are not transferred within such 180-day period shall remain subject to the provisions of this paragraph (d). Notwithstanding the foregoing, a transferring Investor shall have the right to deliver one or more subsequent Investor Transfer Notices if no Transfer has occurred in accordance with the terms hereof after the expiration of any such 180-day period. The right of first offer set forth in this paragraph
(d) shall terminate upon the earlier to occur of (i) a Transfer of Series "A-1", "B-1" or "N-1" shares pursuant to a Sale of the Company (as defined in Article Fifty-Three), (ii) a sale of all or substantially all of the consolidated assets of the Company to an Independent Third Party and (iii) a Qualified Public Offering.

e)   Participation (Tag-Along) Rights in Transfers.

         (i) In connection with any Transfer (other than a Transfer to a Permitted Transferee or pursuant to a Public Offering) of any Company Securities (other than Series "N-2" shares (and any shares issued upon conversion thereof)) by any shareholder (the "Transferring Shareholder"), such shareholder shall deliver to the Secretary of the Board a notice (the "Tag-Along Right Notice"), and the Secretary of the Board shall then promptly (but in any event within 5 (five) days or, to the extent necessary to comply with requirements of applicable law, such longer period as reasonably determined by the Board (including the approval of at least one Nexus Director)) deliver to the other shareholders (other than the holders of Series "N-2" shares (and any shares issued upon conversion thereof) with respect to their Series "N-2" shares (and any shares issued upon conversion thereof) unless such Transfer
                  (1) includes any Series "A-1", "B-1" or "N-1" shares and (2) constitutes a Sale of the Company), such Tag-Along Right Notice (which notice may be given simultaneously with any notice required to be delivered pursuant to paragraph (c) or
                  (d) above), disclosing the number of Company Securities to be Transferred, the

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                               English Translation

                  proposed price, terms and conditions of the Transfer (including, without limitation, a description of any expense, escrow, holdback, earn out, indemnity or similar obligations that the participating shareholders shall be responsible for), the identity of the prospective transferee(s) and whether such shareholder's participation right (with respect to the absolute number of shares) is subject to adjustment as a result of paragraphs (c) and (d) (i.e., the participation rights shall only apply to the Company Securities that the Transferring Shareholder is entitled to Transfer after first complying with the requirements of paragraphs (c) or (d), as applicable). Notwithstanding anything contained herein to the contrary, the provisions of this paragraph (e) shall not apply to one or more Transfers by an Investor of no more than 7,000,000 Preferred Shares (as adjusted for stock splits, stock dividends and similar events) to any single person or entity or group of related persons or entities in a single Transfer or series of related Transfers.

         (ii) The securityholders of the Company holding Company Securities (other than the holders of Series "N-2" shares (and any shares issued upon conversion thereof), unless such Transfer includes any Preferred Shares and any Series "A-1", "B-1" or "N-1" shares and constitutes a Sale of the Company, in which case the holders of Series "N-2" shares (and any shares issued upon conversion thereof) also shall be entitled to participate) may elect to participate on a Pro Rata Basis in the contemplated Transfer described in the Tag-Along Right Notice by giving written notice to the Transferring Shareholder within the longer of (i) 20 days after delivery of the Tag-Along Right Notice to the Company, (ii) 3 business days after the beginning of the RFR Free Transfer Period or ROFO Free Transfer Period, if applicable, or (iii) in the case only of a Transfer of Series "A-1", "B-1" or "N-1" shares in connection with a Sale of the Company, such longer period as reasonably determined by the Board (including the approval of at least one Nexus Director) to permit the preparation and distribution of materials to the record and beneficial owners of Series "N-2" shares (and any shares issued upon conversion thereof represented by trust certificates of participation) and as may then be required by applicable law (the "Tag-Along Window"). Each such shareholder may participate in the contemplated Transfer on a Pro Rata Basis, at the same price and (subject to subparagraph (iv) below, on the same terms specified in the Tag-Along Right Notice. The failure to deliver notice electing to participate within the Tag-Along Window shall be deemed an automatic and complete waiver of all rights to participate in such Transfer pursuant to this paragraph (e). If no shareholder elects to participate in the contemplated Transfer (through notice to such effect or the expiration of the Tag-Along Window without the delivery of any such notice), then the Transferring Shareholder may Transfer such Company Securities, to the party or parties specified in the Tag-Along Right Notice at a price and on the terms substantially as described in the Tag-Along Right Notice, for a period equal to
                  (1) the remaining RFR Free Transfer Period, if applicable, (2) the remaining ROFO Free Transfer Period, if applicable, or (3) if the Company Securities were not subject to paragraphs (c) or (d) above, for 120 days after the expiration of the Tag-Along Window, with an automatic 60-day extension thereto to the extent that regulatory approvals for a Transfer have not been obtained within such original 120-day period. No Transferring Shareholder

                               English Translation

                  shall Transfer any of its Company Securities to any prospective transferee if such prospective transferee(s) decline to allow the participation of the other shareholders on the terms provided in this paragraph (e), subject to the exclusion set forth in subparagraph (iv) below. If the Transferring Shareholder fails to Transfer such Company Shares described in the Tag-Along Notice within such applicable period, the Transferring Shareholder shall not Transfer such Company Shares without again complying with the provisions of this paragraph (e).

         (iii) The rights of securityholders to participate as set forth in this paragraph (e) are subject to the satisfaction of the following conditions: (A) each participating shareholder will only be required to make affirmative representations and warranties as to (1) due power and authority to enter into the agreement and transactions contemplated thereby, (2) non-contravention of any agreement to which it is a party or by which it is bound, and (3) good and valid title to the equity securities to be transferred (or, in the case of beneficial ownership of the Company's capital stock through a trust, good and valid title to the certificates of participation in such trust), free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever (other than as contemplated hereby and by the Securityholders Agreement) and (B) the participating securityholders shall be severally obligated to share, on a Pro Rata Basis (based on such holder's share of the aggregate proceeds paid with respect the Company Securities sold in such transaction), any expense, escrow, holdback, earn out, indemnity or similar obligation that the Transferring Shareholder has agreed to in connection with such Transfer (but, with respect to each participating securityholder, not in excess of the consideration such securityholder is entitled to receive in connection with their participation in the transaction), and with respect to any contingent post-closing indemnity or other obligations, any proceeds a securityholder is entitled to receive in connection with their participation pursuant to this paragraph (e) in a Transfer shall be subject to a holdback obligation unless such securityholder provides such purchaser with assurances and/or collateral, in form and substance satisfactory to such purchaser, as such purchaser may require, provided that any assurances or collateral provided by the Transferring Shareholder and/or the other participating shareholders may differ from shareholder to shareholder (it being understood and permitted, for example, that certain shareholders (including, without limitation, the BAIIC Investors (as defined in Article Fifty-Three)) may only be required to sign an agreement or indemnity without any holdback obligations). If the purchaser of the securities requires the Transferring Shareholder and the other participating shareholders to execute any ancillary purchase or other agreements, each participating shareholder (other than with respect to any Series "N-2" shares (and any shares issued upon conversion thereof)) shall be required to execute such agreements, subject to the requirements set forth in the preceding sentence and provided that in no event shall any shareholder be required to execute a non-competition or non-solicitation agreement.

                               English Translation

         (iv) To the extent that a securityholder holds Company Shares subject to restrictions on ownership pursuant to these Bylaws or applicable Mexican law (for example securities that, pursuant to these Bylaws, must be owned by a Mexican), such securityholder will only be eligible to participate in a Transfer pursuant to this paragraph (e) to purchasers who are eligible to own such class and series of shares.

         (v) If the drag-along rights pursuant to paragraph (f) of Article Nine apply and are exercised by Nexus, then the participation rights in this paragraph (e) shall only apply to the extent that (1) the number of Company Shares that a holder is entitled to Transfer pursuant to the participation rights in set forth in this paragraph (e) is greater than (2) the number of Company Shares such holder is actually obligated to Transfer pursuant to the exercise of the drag-along right in paragraph (f) of Article Nine. In connection with any Transfer, each securityholder's participation right therein (with respect to the absolute number of shares) is subject to adjustment as a result of paragraphs (c) and (d) of this Article Seven (i.e., the participation rights shall only apply to the Company Securities that the Transferring Shareholder is entitled to transfer after first complying with the requirements of paragraphs (c) or (d)). The tag-along right set forth in this paragraph (e) shall terminate upon the earlier to occur of (i) a Transfer of "A-1", "B-1" or "N-1" shares in connection with Sale of the Company, (ii) a sale of all or substantially all of the consolidated assets of the Company to an Independent Third Party and (iii) the consummation of a Qualified Public Offering.

f)   Drag Along Rights.

         (i) If Nexus desires to consummate a Qualifying Sale of the Company on terms and conditions approved by Nexus (an "Approved Sale"), at the request of Nexus, each Company securityholder shall (and shall cause any director on the Board designated by such securityholder to) vote in favor of, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (A) a merger or consolidation of the Company, then each securityholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (B) as a sale of Company Securities, then each securityholder shall agree to sell all (or, in the case of an Approved Sale of less than all of the Company Securities, his, her or its Pro Rata Share) of his, her or its Company Securities and rights to acquire Company Securities. Each securityholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Board or Nexus provided that such securityholder's obligation to take any such requested actions (other than as described in the first two sentences of this clause (i) of this paragraph
                  (f)) with respect to any Series N-2 Shares shall be limited to the those actions set forth below in clause (iii) of this paragraph (f). Each beneficial owner of Company Securities shall use its best efforts to cause the voting power of its Company Securities to be voted for (or to consent to) an Approved Sale.

                               English Translation

         (ii) The obligations of the securityholders with respect to the Approved Sale are subject to the satisfaction of the following conditions: (A) each securityholder shall receive, in exchange for the Company Securities held by it, its Pro Rata Share of the aggregate consideration payable to the holders of Company Securities in such Approved Sale and (B) with respect to the Series "N-2" shares, the consideration for the Company Securities is paid in cash and/or securities which are (1) registered under applicable securities law or not required to be so registered in order to be transferable without restriction and (2) either listed or quoted on a national securities exchange or quoted on a national automated inter-dealer quotation system) and (C) with respect to the Series "N-2" shares, the per share value of such consideration, as determined in good faith by the Board, is not less than the then applicable Liquidation Preference Amount for the Series "N-2" shares.

         (iii) In connection with an Approved Sale, (A) each participating securityholder will be required to only make affirmative representations and warranties as to (1) due power and authority to enter into the agreement and transactions contemplated thereby, (2) non-contravention of any agreement to which it is a party or by which it is bound, and (3) good and valid title to the Company Securities to be Transferred, free and clear of any and all liens, claims, pledges, options and restrictions of any kind whatsoever (other than as set forth herein) and (B) the securityholders shall be severally obligated to share, on a Pro Rata Basis (based on such holder's share of the aggregate proceeds paid with respect to the Company Securities in such Approved Sale) in any expense, escrow, holdback, earn out, indemnity or similar obligation that Nexus or the Company has agreed to in connection with such Approved Sale (but, with respect to each participating securityholder, not in excess of the consideration such securityholder is entitled to receive in connection with its participation in the Approved Sale), and with respect to any contingent post-closing indemnity or other obligations, any proceeds a securityholder is entitled to receive in connection with the Approved Sale shall be subject to a holdback obligation unless such securityholder provides such purchaser with assurances and/or collateral, in form and substance satisfactory to such purchaser, as such purchaser may require, provided that any assurances or collateral provided by Nexus and/or the other participating securityholders may differ from securityholder to securityholder (it being understood and permitted, e.g., that certain securityholders (including, without limitation, the BAIIC Investors) may only be required to sign an agreement or indemnity without any holdback obligations). If the purchaser of the securities requires Nexus and the other participating securityholders to execute any ancillary purchase or other agreements, each participating securityholder (other than with respect to any Series "N-2" Shares (and any shares issued upon conversion thereof)) shall be required to execute such agreements, subject to the requirements set forth in the preceding sentence and provided that in no event shall any securityholder be required to execute a non-competition or non-solicitation agreement.

                               English Translation

         (iv) To the extent that a securityholder holds Company Securities subject to restrictions on ownership pursuant to these Bylaws or applicable Mexican law (for example securities that, pursuant to these Bylaws, must be owned by a Mexican), it will only be obligated to participate in a Transfer to purchasers who are eligible to own such class and series of shares, provided that in connection with an Approved Sale, the purchaser shall have the right to assign its right to purchase such shares to a different purchaser (for the same consideration and on the same terms and conditions (other than as to restrictions on ownership) as the other Company Securities being sold in the Approved Sale) who is eligible to own such class and series of shares.

         (v) If the drag-along rights pursuant to this paragraph (f) apply and are exercised by Nexus, then the participation rights in paragraph (e) of Article Nine shall only apply to the extent that (1) the number of Company Shares that a holder is entitled to Transfer pursuant to the participation rights in set forth in paragraph (e) of Article Nine is greater than (2) the number of Company Shares such holder is actually obligated to Transfer pursuant to the exercise of the drag-along right in this paragraph (f). The drag-along right set forth in this paragraph (f) shall terminate upon the earlier to occur of (i) a Transfer of Series "A-1", "B-1" or "N-1" shares pursuant to a Sale of the Company, (ii) a sale of all or substantially all of the consolidated assets of the Company to an Independent Third Party and (iii) the consummation of a Qualified Public Offering.

g) Preference Upon Sale of the Company. In the event of a sale or exchange by the shareholders of all or substantially all of the Company Securities and other equity securities of the Company (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise and whether or not pursuant to this Article Nine), each shareholder shall receive in exchange for the Company Securities and other equity securities of the Company held by such shareholder the same portion of the aggregate consideration from such sale or exchange that such shareholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth herein as in effect immediately prior to such sale or exchange, and each agreement or other document effecting or evidencing such sale or exchange shall reflect such preference and shall require the disbursement of proceeds in accordance herewith. Each shareholder shall take (or use its best efforts to cause to be taken) all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by Nexus or the Company.

                               English Translation

h) Agreement Regarding Indirect Transfers. Notwithstanding the foregoing, no shareholder shall avoid the provisions of these Bylaws by first making a Transfer to a Permitted Transferee and then disposing of or transferring all or any portion of such shareholder's interest in any such Permitted Transferee or by entering into any other transaction intended to avoid or otherwise circumvent the provisions of this Article Nine. In addition, the provisions of this paragraph (h) of Article Nine shall apply to the Transfer of any beneficial interests, equity interests or other ownership interests in (1) any trust (including any permitted transferee and successor thereof) that holds any Company Securities, assuming for purposes of this paragraph (h) that references to the "Company" herein are references to such trust (including any permitted transferee and successor thereof) and that references to a "securityholder" are references to the beneficiaries thereof, (2) to Nexus-Maxcom Holdings I, LLC so long as it holds any Company Securities, assuming for purposes of this paragraph
(h) that references to the "Company" herein are references to Nexus-Maxcom Holdings I, LLC (including any permitted transferee and successor thereof) and that references to a "securityholder" are references to the members thereof and
(3) to BASCFC-Maxcom Holdings I, LLC, so long as it holds any Company Securities, assuming for purposes of this paragraph (h) that references to the "Company" herein are references to Nexus-Maxcom Holdings I, LLC (including any permitted transferee and successor thereof) and that references to a "securityholder" are references to the members thereof.

i) Permitted Transferees. Notwithstanding anything to the contrary contained herein, the restrictions set forth in this Article Nine shall not apply to any Transfer of any Company Securities (i) directly or indirectly by BASCFC with respect only to any Preferred Shares acquired by it pursuant to the New Investor Subscription Agreement, (ii) in the case of an individual shareholder, pursuant to applicable laws of descent or (other than in the case of Adrian Aguirre G. until the effectiveness of a Regulatory Amendment and the modifications to the Company's capital structure described in Article Twenty-Nine) among such shareholder's Family Group (as defined in Article Fifty-Three) or , (iii) among the shareholders and/or their Qualified Affiliates (as defined below) (provided that such Qualified Affiliate(s) shall reconvey any such shares to the transferring shareholder(s) (or otherwise comply with the requirements and obligations set forth in this Article Nine) at such time as the Qualified Affiliate ceases to be a Qualified Affiliate), (iv) or among or between the Bachow Investors and/or the BAIIC Investors or (v) as of July 1, 2003, among or between Morgan Stanley Asset Management and any MSAM Managed Account (the persons and entities specified in clauses (i), (ii) and ,(iii), (iv) and (v) are collectively referred to herein as "Permitted Transferees"); provided that with respect to any Transfer of Company Securities to a Permitted Transferee, the restrictions contained in this Article Nine shall continue to be applicable to any such Company Securities after any such Transfer to a Permitted Transferee.

j) Public Offering Provision. Nexus may, at any time and from time to time, request that the Company take all requisite actions at the Company's expense to register one or more series of the Company Shares under (A) applicable Mexican securities laws, rules and regulations and/or (B) applicable United States federal and state securities laws and, in either such event, the Company shall be obligated to become (to the extent it is not already a public company under such laws), and each shareholder shall cooperate to cause the Company to become, a public company under such laws, provided, that the first demand for registration by Nexus shall be a Public Offering that is expected to yield aggregate net proceeds of at least U.S. $10.0 million (ten million U.S. dollars).

                               English Translation

         (i) At any time and from time to time, at the request of Nexus, the Company shall take all requisite actions at the Company's expense to permit the Investors to sell, as promptly as practicable, the Company Securities (subject to the conversion of any Series "N-2" shares held by the Investors (or, if applicable, the conversion of any securities which such Series "N-2" shares may be converted into) into the class and security of stock being registered) held by them pursuant to a registered public offering and to enable such holders to freely Transfer their securities in the appropriate market as registered securities under applicable securities law, as soon as possible after such request. In connection with any underwritten offering of Company Securities, Nexus shall be entitled to select the underwriter.

         (ii) Within 10 (ten) business days after the Company's receipt of a registration request from Nexus, the Company shall give written notice of such requested registration to each of the other Investors and, subject to the terms hereof, shall include, subject to any underwriter cut-backs, in such registration such number of Company Shares held by Investors that the Company receives written requests for inclusion of within 15 (fifteen) business days after the receipt of the Company's notice of such registration. In connection with any registration of Company Securities, the Investors shall be entitled to participate on a Pro Rata Basis among Investors, including for purposes of this paragraph, the Aguirre Group Investors only with respect to their Series "A-1" shares (subject to the conversion of such Series "A-1" shares into the class and security of stock being registered), and any Series "N-2" shares (subject to the conversion of such Series "N-2" shares (or, if applicable, the conversion of any securities which such Series "N-2" shares may be converted into) into the class and security of stock being registered) , subject in each case to any cut-backs required by the underwriters in any underwritten offering.

         (iii) In addition, in connection with any secondary offering of the Company Securities, the Investors will be entitled to participate in such secondary offering prior to any other holder of Company Securities.

         (iv) Nexus shall have the right to demand that the Company Securities (at the Company's expense) be registered at the National Registry of Securities and Intermediaries of the National Banking and Securities Commission of Mexico. In connection with any registration and public offering of Company Securities, the Company and the holders of Series "A" shares, Series "A-1" shares and Series "B" shares, shall use their reasonable best efforts to cause the Company to effect the registration of the Company Securities and shall take all such actions to enable the Investors to sell their securities in a public sale, or otherwise freely Transfer their securities without restrictions (other than any such restrictions required by the underwriters of all holders of Company Securities participating in such offering), in accordance with the Mexican securities laws and/or, to the extent applicable, United States federal and state securities laws. The Company for this purpose shall assist each Investor in connection with such public sale and shall furnish all information which such Investor or the managing underwriters deem necessary or desirable to be disclosed in any prospectus to be distributed in connection with a

                               English Translation

                  public sale. If a primary or secondary offering is an underwritten offering and if the Board reasonably determines, based upon the written advice of the managing underwriters, that the number of securities requested to be included in such offering exceeds the number of such securities which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration
                  (1) first, the number and type of securities requested by the Investors to be included which in the opinion of such underwriters can be sold without adverse effect pro rata among the Investors on the basis of the number of securities held by each such Investor and (ii) second, other shares requested to be included, pro rata among the holders of such shares on the basis of the number of Company Securities held by each such shareholder.

         (v) If so requested by the underwriters managing any such offering, no holder of Company Securities shall, directly or indirectly, Transfer or offer or agree to Transfer (other than to Affiliates and/or equityholders of such holders who agree to be similarly bound) any such securities during the 30 (thirty) days prior to and the 180-day period beginning on the expected effective date of any registered Public Offering (other than with respect to any securities actually being sold in such Public Offering); provided, however, that following a Qualified Public Offering the lock-up period for any subsequent Public Offering shall be the thirty days prior to and the 90-day period beginning on the expected effective date of any registered Public Offering. Notwithstanding the foregoing, the holders of Series "N-2" shares (and any shares issued upon conversion thereof) shall only be required to comply with such a lock-up period (A) in connection with the first Qualified Public Offering, (B) so long as any Company Securities held by any securityholders (directly or indirectly) included in such Qualified Public Offering represent 20% (twenty percent) or less of the total number of Company Securities registered in such offering, (C) if each holder of Company Securities (except to the extent such holder is participating in such Qualified Public Offering as permitted by clause (B) above) is also subject to a lock-up obligation, the terms of which are no less restrictive than the terms of the lock-up obligation imposed on the holders of Series "N-2" shares (and any shares issued upon conversion thereof) and (D) during the 30 (thirty) days prior to the expected effective date of the first Qualified Public Offering (or such shorter period prior to the expected effective date from when the Company delivers notice to the record holder of such lock-up period), if notice of such lock-up may be given to the holders of Series "N-2" shares (or any shares issued upon conversion thereof) without violating applicable securities law. In each case, the Company will notify all record shareholders of the exact date of any lock-up period that such shareholders are subject to.

         (vi) At the request of Nexus at any time following a Qualified Public Offering, the Company shall use its best efforts to file with the Securities and Exchange Commission a shelf registration statement pursuant to Rule 415 promulgated under the Securities Act.

                               English Translation

         (vii) Following a Qualified Public Offering, upon the reasonable request of any shareholder, the Company shall, at its expense, provide to such shareholder such reasonable number of copies of the registration statement and prospectus relating to the registered equity securities of the Company.

         (viii) The Company will provide reasonable and customary indemnification to each participating securityholder (including such participant's directors, officers and employees) in a registered Public Offering, for losses caused by any material misstatement or omission in any registration statement or prospectus provided by the Company to such participating securityholder for use in connection with a resale of Company Securities, except insofar as such losses are caused by a material misstatement or omission based upon information relating to information furnished to the Company by any of the participating securityholders. As a condition to participating in any registered Public Offering, each participating securityholder will provide reasonable and customary indemnification to the Company and its directors, officers, and affiliates but only with reference to information relating to such participating securityholder furnished to the Company by or on behalf of such participant expressly for use in any registration statement or prospectus.

         (ix) Only after a Public Offering, at the request of any holder of Series "N-2" shares (including any shares issued upon conversion thereof), the Company will, at the Company's expense, use its commercially reasonable efforts, subject to compliance with applicable Mexican, U.S. and state securities laws and the rules and regulations of any applicable securities exchanges (and, if applicable, the NASDAQ), to cause (A) the Conversion Stock (or certificates of participation representing the beneficial ownership of such Conversion Stock) to be listed on each securities exchange on which similar securities (including, for purposes of this clause (ix), certificates of participation representing the beneficial ownership similar securities) issued by the Company are then listed or, if such similar securities are listed on the NASD automated quotation system, to be listed on the NASD automated quotation system and (B) to cause such Conversion Stock (or certificates of participation representing the beneficial ownership of such Conversion Stock) to be registered at the National Registry of Securities and Intermediaries of the National Banking and Securities Commission of Mexico.

         (x) During the period between the consummation of the Company's initial Public Offering and the earlier to occur of (i) the eighteen month anniversary of such initial Public Offering and
                  (ii) the consummation of a Qualified Public Offering, the Company, at the requesting securityholder's or securityholders' expense, shall cooperate with any effort by one or more holders of N-2 Stock (as defined below) to effect an underwritten offering of such securities (an "N-2 Offering"); provided that (A) the projected aggregate net proceeds to the participating holders of such N-2 Stock shall be at least U.S. $5 million (five million U.S. dollars), (B) the Company approves the selection of the underwriter for such proposed or completed N-2 Offering, which approval shall not be unreasonably withheld, (C) the Company shall not be obligated to cooperate with more than one such N-2

                               English Translation

                  Offering, regardless of whether such N-2 Offering is completed, (D) the Company shall not be obligated to prepare any offering memorandum or registration statement in connection therewith (but will cooperate in the preparation of an offering memorandum prepared by such underwriter), (E) the Company shall not be obligated in connection with an N-2 Offering to register any N-2 Stock and (F) if the Company is in the process of preparing for a Qualified Public Offering, the requesting shareholders of the N-2 Offering shall delay such N-2 Offering for six months from the date of completion of the Qualified Public Offering. For purposes of this paragraph (x), "N-2 Stock" means the Series "N-2" shares (and any shares issued upon conversion thereof) (or, for purposes of this paragraph (x), (1) any instruments representing beneficial interest in Series "N-2" shares (or any shares issued upon conversion thereof), such as trust certificates of participation, or (2) shares of Conversion Stock issued upon the conversion of Series "N-2" shares. As a condition to the Company's cooperation with such offering, (1) the underwriter of such offering shall provide the Company in writing with reasonable details of its calculation of the projected aggregate net proceeds to the participating holders and (2) all holders of N-2 Stock shall (at no expense to the Company) be given the right to participate on a Pro Rata Basis in the N-2 Offering.

         (xi) Any attempted Transfer of Company Securities in violation of the lock-up provisions set forth in paragraph (v) of this Article Nine shall be null and void ab initio and shall not be consented to or recognized or registered by the Company for any purpose.

ARTICLE TEN.

The subject-matters described as follows shall be considered as "Key Matters", requiring therefore special voting for the approval thereof as set forth in Article Eleven:

a) the incurrence or assumption by the Company and/or any of its subsidiaries of any indebtedness (including capitalized lease obligations) or other liabilities (other than trade payables incurred in the ordinary course of business which are not past due), and the mortgaging, pledging or incurring of a lien, encumbrance or other restriction on any of the assets or properties of the Company and/or any of its subsidiaries exceeding U.S.$10,000,000 (ten million U.S. dollars) in the aggregate at any time then outstanding or the amendment of any loan agreement, credit agreement, debenture or related document in connection with any indebtedness (including capitalized leases) approved pursuant to this Article;

b) the issuance of any Equity Securities of the Company or any of its subsidiaries other than (i) as specifically contemplated by the New Investor Subscription Agreement and (ii) any Equity Securities of existing stock options and management incentive plans of the Company shown on the Company's records (as of the date of the approval of these Bylaws by the shareholders of the Company) as reserved for future issuance pursuant to existing stock options and existing management incentive plans;

                               English Translation

c) the sale, Transfer, exchange or other disposal of all or a significant portion of the assets or Equity Securities of the Company or any of its subsidiaries (including, but not limited to, any Company Shares held by the Company as treasury shares) by the Company or any of its subsidiaries in any form of transaction, or (ii) the merger, consolidation, spin-off, recapitalization, reorganization (including a change in the legal nature of the Company or any of its subsidiaries), dissolution or liquidation of the Company or any of its subsidiaries;

d) any assignment by the Company or any of its subsidiaries for the benefit of creditors or (ii) the voluntary commencement of any proceeding relating to the Company or any of its subsidiaries under any bankruptcy, reorganization, insolvency, suspension of payments, dissolution or liquidation law of any jurisdiction;

e) the establishment by the Company or any of its subsidiaries of any subsidiary or the making by the Company or any of its subsidiaries of any loans or advances to, guarantees for the benefit of, or investments in, any person or entity other than a wholly-owned subsidiary (other than advance payments made to suppliers in the ordinary course of business up to an aggregate of U.S. $2,000,000 (two million U.S. dollars) outstanding at any time);

f) the declaration, setting aside or payment of any dividends on, or making any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of the Company to its parent;

g) the purchase, redemption or other acquisition of any Equity Securities of the Company or any of its subsidiaries or reduction in capital of any Company Securities or any securities of the Company's subsidiaries;

h) the entering into by the Company or any of its subsidiaries of (or amendment of the material terms of) any transaction or series of related transactions with any of the Company's officers, directors, employees, bondholders, shareholders, or any of their respective Affiliates or any individual related by blood or marriage to any such person or entity or any person or entity in which any such person or entity owns a beneficial interest or any Affiliate of any of the foregoing (collectively, "Restricted Persons"), other than any such transaction or series of related transactions involving U.S. $1,000,000 (one million U.S. dollars) or less in the aggregate over the term of such transaction(s), and other than any customary banking relationships, in each case entered into in the ordinary course of business on an arm's length basis and on terms no less favorable than those available from a third party (in each case as determined by a Nexus Director);

i) the election, appointment or removal of any of the following key executives of the Company or any of its subsidiaries: the Chief Executive Officer, the General Managers of any business units, the Chief Operating Officer, the Chief Financial Officer, the Director of Marketing and the Chief Engineer (or any other individual with a similar or more senior title or position), and the approval of salary, compensation and benefit or other similar plans for such key executives;

j) the approval of the Company's and its subsidiaries' annual business plan and annual budget for each fiscal year, (as so approved, including any amendments or modifications thereto permitted by these Bylaws, the "Approved Plan"); the approval of any amendment to,

                               English Translation

modification of or expenditures in excess of such Approved Plan; and the approval of the entering into any material transaction outside of the ordinary course of business and not contemplated in the Approved Plan; provided that if the annual business plan and budget are not approved by the Board in accordance herewith then the Approved Plan shall be the annual business plan and budget for the immediately preceding year;

k) the entering into by the Company or any of its subsidiaries of any new line of business (other than the main corporate purpose of the Company pursuant to Article Two hereof);

l) the entering into or amendment of any agreement which would (under any circumstances) restrict the Company's or any of its subsidiaries' right or ability to perform the provisions of these Bylaws or any agreements or instruments to which it is a party together with its shareholders or to conduct its business as currently conducted or as proposed to be conducted at any time;

m) the manner in which the shares or other interests of any subsidiary or entity owned by the Company shall be voted at shareholders' or equivalent meetings of any such subsidiary or entity with respect to any matter of the type covered by this Article Ten;

n) any amendments, modifications, waivers or changes to or terminations of (A) any of the concessions/licenses granted by the Mexican authorities to conduct the main business of the Company, (B) these Bylaws, (C) any of the following, in each case as in effect on the date hereof, (i) any employment, consulting, confidentiality or non-competition agreement between the Company (or any of its subsidiaries) and any officer or key employee of the Company (or any of its subsidiaries), (ii) the New Investor Subscription Agreement, (iii) the Securityholders Agreement (including, without limitation, the Company Guidelines attached thereto as Exhibit B), (iv) the Security Trust Agreement, or (v)the Investment Trust Agreement, (D) any other instruments or agreements to which the Company is a party entered into as of or after the date hereof that were submitted for approval pursuant to Article Eleven, or (E) any other agreements to which the Company is a party entered into after the date of approval of these Bylaws by the shareholders, the amendment of which would require approval under Article Eleven if such agreement was in effect on the date hereof;

o) the subdivision or combination in any way of the outstanding shares of one class or series of shares of the Company or any of its subsidiaries, unless the outstanding shares of the other class or series of shares of the Company or its subsidiary, as applicable, shall also be proportionately subdivided or combined in a similar manner;

p) except as provided in paragraph (j) of Article Nine, the granting to any person or entity the right to request the Company to register any Company Securities; provided that the Company may grant rights to other Persons to participate in piggyback registrations so long as such rights are subordinate to the rights of Investors set forth herein; and

q)   any commitment or agreement to do any of the foregoing.

ARTICLE ELEVEN.

The approval of each of the Key Matters listed in Article Ten shall be submitted to the Board for authorization and shall require the approval of both (i) Nexus, solely in its capacity as a

                               English Translation

shareholder (and without any fiduciary duty to the Company or any of the shareholders of the Company) and (ii) the Board; provided that the Board approval shall require the affirmative vote of at least one Nexus Director (as defined in Article Twenty-Three) (collectively, the "Required Approvals").

The Required Approvals pursuant to the first paragraph of this Article Eleven are in addition to and shall in no way limit or otherwise affect the obligation of the Company to also (i) submit to the Board for approval other matters which are required by applicable law or these Bylaws to be submitted to the Board for approval or (ii) obtain any other approvals which may be required by applicable law or these Bylaws with respect to the Key Matters.

Notwithstanding the foregoing, the Company shall take (or cause to be taken) all necessary actions so that any Key Matter which is submitted to the shareholders for approval (in lieu of approval by the Board) shall require the approval of Nexus.

                                  THIRD CHAPTER

                             SHAREHOLDERS' MEETINGS

ARTICLE TWELVE.

Subject to Articles Ten and Eleven above, the General Shareholders' Meeting called in accordance with the formalities set forth herein and the applicable law, is the supreme authority of the Company and represents all the shareholders, their decisions and resolutions validly adopted; the General Shareholders' Meeting resolutions bind all the shareholders, including those absent or the dissidents, subject to the rights granted by applicable law.

ARTICLE THIRTEEN.

All the shareholders' meetings shall be held at the headquarters of the Company (or, if the headquarters of the Company is located outside of the corporate domicile of the Company (as described in Article Three), at such location within the corporate domicile of the Company as determined by the Board), at upon proper notice given to the shareholders pursuant to Article Fourteen herein.

a) General Ordinary Shareholders' Meetings shall be held at least once a year within the four months following after the closing of each fiscal year for purposes of discussing (and approving, if applicable) the following agenda items:

         (i) Discussion, approval, or modification of the annual profit and loss statements of the Company presented by the Board.

         (ii) Designation of the members of the Board and their compensation.

         (iii) Designation of the Examiner (as defined in Article Thirty) and his compensation.

         (iv) Allocation and distribution of profits of the annual and profit and loss statements approved pursuant to the recommendations of the Board.

                               English Translation

b) General Extraordinary Shareholders' Meetings may be called at any time upon proper notice given to the shareholders pursuant to Article Fourteen of these Bylaws.

c) General Extraordinary Shareholders' Meetings shall be those held for the discussion and approval (if applicable) of the following matters (provided that the holders of Series "N", "N-1" and "N-2" shares shall not be entitled to vote on any matters other than with respect to those matters specifically contemplated by paragraphs (i) and (j) of Article Six):

         (i)      Amendment to the term duration of the Company.

         (ii)     Dissolution or liquidation of the Company.

         (iii)    Increase or decrease of the minimum authorized capital stock.

         (iv) Amendment to the business purposes of the Company and any other amendment to these Bylaws.

         (v)      Merger or spin-off of the Company.

         (vi)     Issuance of preferred stock.

         (vii)    Issuance of bonds, liabilities or mortgage bonds.

         (viii) Any of the other matters set forth in Article 182 of the General Business Corporation Law.

d) Nexus Veto Right. Notwithstanding anything to the contrary in these Bylaws, Nexus shall have an absolute veto right with respect to any Key Matters to be voted at any shareholders' meeting, whether ordinary, extraordinary or special.

e) Series N-2 Observer Information Right. Subject to any restrictions imposed by applicable law, the Company shall provide the Series N-2 Observer with copies of any written materials distributed to the holders of Series "A", "A-1", "B" or "B-1" shares (in their respective capacities as shareholders of the Company) with respect to any shareholders' meeting simultaneously with such holders.

ARTICLE FOURTEEN.

a) General Ordinary and Extraordinary Shareholders' Meetings may each be called by any member of the Board, its Chairman, Vice-chairman or Secretary, the Examiner or Nexus, without prejudice of the rights granted to the Company shareholders under applicable law to obtain the judicial publication of a call for such meeting. Special Shareholders' Meetings may be called by any member of the Board, its Chairman, Vice-chairman or Secretary, or the Examiner, without prejudice of the rights granted to the Company shareholders under applicable law to obtain the judicial publication of a call for such meeting. In addition, Special Shareholders' Meetings of the holders of the Series "B-1" shares and Special Shareholders' Meetings of holders of Series "N-1" shares may each be called by Nexus.

                               English Translation

b) Notices calling a General Ordinary, Extraordinary or Special Shareholders' Meeting (each a "Meeting Notice") shall be published in (i) the Official Gazette of the Federation or (ii) in the "Negocios" section of the "Reforma" or "El Financiero" newspapers, not less than 15 (fifteen) calendar days prior to the date of the meeting. The Meeting Notices shall state the date, time, place and agenda of the meeting, and shall be signed by those who prepared it.

c) The shareholders may expressly waive the requirement of publishing a Meeting Notice, provided that shareholders holding all of the Company's outstanding shares of capital stock entitled to vote (regardless of class or series) are present or represented at the meeting.

d) Shareholders' decisions may be approved by unanimous written consent in lieu of a shareholders' meeting. In case of any action by written consent in lieu of a shareholders' meeting, the deposit requirement set forth in Article Fifteen below shall not apply.

e) Meeting Notices convening to a General Ordinary, Extraordinary or Special Shareholders' Meeting pursuant to a second call (each a "Second Call Meeting") due to the absence of quorum required pursuant to Articles Seventeen, Eighteen and Nineteen, respectively, shall be published in accordance with paragraph (b) of this Article Fourteen at least 10 (ten) calendar days prior to such Second Call Meeting.

ARTICLE FIFTEEN.

a) Holders of voting shares (whether Common or Preferred) recorded in the Company's shareholder registry book (or their duly appointed and authorized representatives) shall be entitled to attend all shareholders' meetings. Upon receipt of a Meeting Notice pursuant to Article Fourteen above, each shareholder (or shareholder's representative) who will be present at the meeting shall deposit his/her/its Company Shares with the Secretary of the Board, unless otherwise indicated pursuant to the Meeting Notice, no later than 24 (twenty four) hours prior to the date of the meeting; and such shareholder (or shareholder's representative, if applicable) shall receive an admission card, including the shareholder's name (or such shareholder's representative's name, if applicable) and the number of votes to which he/she/it is entitled.

b) Notwithstanding the provisions in this Article Fifteen, shareholders who are unable to participate in person at a shareholders' meeting (whether ordinary or extraordinary) may participate and vote at such meeting by proxy or otherwise as permitted by applicable law.

ARTICLE SIXTEEN.

a) Notwithstanding the provisions set forth in the foregoing Article, any shareholder may deposit its shares in a bank or acknowledged commercial institution, and such shareholder shall notify the Secretary of the Board in writing, no later than 24 (twenty four) hours prior to the meeting, of the number of shares deposited therein, the name of the shareholder and of the name of the shareholder's representative duly authorized by such shareholder to attend the shareholders' meeting and vote the deposited shares and shall enclose the corresponding deposit certificate. Likewise, the shareholder's representative attending the Shareholder's Meeting shall present to the Secretary of the Board the corresponding general or special power of attorney or the proxy letter signed by the shareholder.

                               English Translation

b) Any Company Shares deposited in trust with a bank or acknowledged commercial institution for the purpose of waiving preemptive rights shall be deemed to comply with the deposit requirements set forth in paragraph (a) of this Article Sixteen, and the Company may rely upon the trustee of any such trust with respect to the provision of the information required pursuant to paragraph (a) of this Article Sixteen.

ARTICLE SEVENTEEN.

The General Ordinary Shareholders' Meeting may be held by virtue of first call if the holders of at least a majority of the shares entitled to vote thereat are present or represented. If no quorum exists for said meeting, the call shall be repeated as necessary until at least a majority of the shares entitled to vote thereat are present or represented thereat.

ARTICLE EIGHTEEN.

The General Extraordinary Shareholders' Meetings may be held by virtue of the first call, if the holders of at least a majority of the shares entitled to vote thereat are present or represented. If no quorum exists for said meeting, the call shall be repeated as necessary so as at least a majority of the shares entitled to vote thereat are present or represented thereat.

ARTICLE NINETEEN.

A meeting of the shareholders of a particular series or class of Company Shares shall be considered a "Special Shareholders' Meeting". Special Shareholders' Meetings shall be considered legally convened as a result of a first call, whenever at least a majority of the shares representing the respective series of shares are represented thereat. In the case of a second or subsequent call, Special Shareholders' Meeting shall be considered legally convened if the holders of at least a majority of the shares representing the respective series of shares are present or represented thereat.

ARTICLE TWENTY.

Resolutions of the General Ordinary Shareholders' Meetings shall be adopted and approved by the affirmative vote of the majority of shares present in the meeting and entitled to vote thereat. Resolutions of the Special Shareholders' Meetings shall be adopted and approved by the affirmative vote of the majority of shares present in the meeting and entitled to vote thereon at such shareholders' meeting, subject to the provisions of Articles Six, Ten and Eleven hereof.

With respect to the General Extraordinary Shareholders' Meetings held by virtue of first call, resolutions shall be adopted and approved by the affirmative vote of the shares representing at least a majority of the shares entitled to vote thereat. In the case of a second or subsequent call, resolutions shall be adopted by the affirmative vote of the shares representing at least a majority of the shares entitled to vote thereat, except that resolutions relating to Key Matters shall be adopted and approved pursuant to Article Eleven of these Bylaws.

                               English Translation

ARTICLE TWENTY-ONE.

The Chairman of the Board shall be appointed at least by majority vote of the Series "A" and Series "A-1" shares present at a shareholders' meeting and entitled to vote thereat voting together as a single class of shares, and the Vice-chairman of the Board shall be designated by Nexus.

The Chairman of the Board or absent the Chairman, the Vice-chairman, shall conduct all the Shareholders' Meetings. In the event both the Chairman and the Vice-chairman are absent, the meeting shall be conducted by the person designated by the affirmative vote of a majority of the voting shares present or represented thereat. The Secretary of the Board shall act as secretary of the Shareholders' Meetings. In the event of absence of the Secretary of the Board the secretary of the meeting shall be designated by the affirmative vote of a majority of the voting shares present or represented thereat. The Chairman shall appoint one or more tellers of the meeting.

ARTICLE TWENTY-TWO.

In all Shareholders' Meetings, each share shall grant its holder the right to one vote on all matters as to which such shares may be voted. If two or more persons or entities are undivided shareholders of a stock certificate they shall designate a common representative to exercise the voting rights underlying such share.

                                 FOURTH CHAPTER

                   MANAGEMENT AND SURVEILLANCE OF THE COMPANY

ARTICLE TWENTY-THREE.

Subject to Articles Ten and Eleven hereof, the Company shall be managed by the Board and the Board shall be composed of 9 (nine) members and the same number of alternate members.

a)   The following individuals shall be elected to the Board:

         (i) 5 (five) members (and 5 (five) alternates) designated by the holders of a majority of the Series "A" and "A-1" shares present at a shareholders' meeting and entitled to vote thereat voting together as a single class on any such designation (the "A-A-1 Directors"); and

         (ii) 4 (four) members (and 4 (four) alternates) designated by the holders of a majority of the Series "B" and "B-1" shares present at a shareholders' meeting and entitled to vote thereat voting together as a single class on any such designation (the "B-B-1 Directors"); provided that the B-B-1 Directors (and alternatives) shall only be elected if nominated as a B-B-1 Director or alternate, as the case may be, by Nexus (any B-B-1 Director actually nominated by Nexus and elected by the holders of a majority of the Series "B" and "B-1" shares acting jointly, a "Nexus Director"); provided that Nexus shall be entitled, at all times and at its sole option, to assign all or any portion of its right hereunder to nominate one or more B-B-1 Directors to any purchaser of Series B-1 shares from the Company, Nexus or BASCFC;

                               English Translation

b) So long as (1) no Qualified Public Offering has been consummated, (2) either (i) the Series "N-2" shares represent at least 3% (three percent) of the outstanding capital stock of the Company or (ii) there is at least one Series "N-2" share outstanding and at least U.S.$17,500,000 of principal remains outstanding on the Company's U.S.$175,000,000 Senior Notes due 2007 and (3) at such time the holders of Series "N-2" shares are not entitled to designate a director to the Board pursuant to clause (v) of Article Twenty-Nine (the conditions set forth in clauses (1) through (3) of this sentence being the "N-2 Observer Conditions"), the holders of a majority of the outstanding Series "N-2" shares present at a shareholders' meeting and entitled to vote thereat voting separately as a class shall be entitled to designate 1 (one) observer to the Board (the "Series N-2 Observer"), who shall be entitled (but not obligated) to attend all meetings of the Board, provided, however, that either the Company or the Board may exclude such observer from access to any material or meeting or portion thereof if the Company or Board, believes, based upon the advice of counsel, that such exclusion is necessary to preserve the attorney-client privilege, to protect confidential proprietary information or to avoid a conflict of interest or potential conflict of interest, as determined in good faith by the Board; provided, further, that under no circumstances shall such observer have a right to cast a vote on any matters discussed at any meeting of the Board; provided, further, that the Series N-2 Observer shall not, solely in his or her capacity as the Series N-2 Observer, owe any fiduciary duty to the Company's shareholders or securityholders by virtue of his or her serving as the Series N-2 Observer unless otherwise agreed to in writing by the Series N-2 Observer and such persons. So long as the Series "N-2" shares are held by a single shareholder (and subject to the continuing satisfaction of the Series N-2 Observer Conditions), in lieu of a Special Shareholders' meeting to designate, remove or replace the Series N-2 Observer, the sole Series "N-2" shareholder shall designate, remove or replace the Series N-2 Observer from time to time by delivery of the written consent of such sole Series "N-2" shareholder to such action in lieu of holding a shareholders' meeting to vote thereon.

c) Unless otherwise required by applicable Mexican law, if any party fails (but is otherwise entitled) to designate a Director pursuant to the terms of this Article Twenty-Three, such Director seat shall remain vacant until filled in accordance with this Article Twenty-Three.

d) At the request of any Nexus Director, the composition of the board of directors or similar body of each of each of the Company's subsidiaries (a "Subsidiary Board") shall include at least one Nexus Director.

e) At the request of any Nexus Director, each committee of the Board and each committee of each Subsidiary Board (each, a "Committee") shall include at least one Nexus Director. Furthermore, subject to the restrictions set forth on access to Board materials and meetings set forth in paragraph (b) of this Article Twenty-Three, the Series N-2 Observer shall be entitled to attend all meetings of any Committee that the Board has delegated the power and authority to authorize and approve matters on behalf of the full Board (as opposed to a Committee that is only authorized to review potential actions and make recommendations to the Board).

f) The removal (with or without cause) of any member of the Board, a Subsidiary Board or a Committee shall be only upon written request of the shareholder or shareholders who designated such member and under no other circumstances. In the event that any individual ceases, for any reason, to serve as a member of the Board, a Subsidiary Board or a Committee, the vacancy shall

                               English Translation

be filled with a new member selected by the shareholder or shareholders who designated such member. In the event that any member of the Board (or with respect to a Subsidiary Board and any Committee, any Nexus Director) cannot attend any meetings thereof, the alternate member designated by the shareholder or shareholders who designated such member (or by Nexus, with respect to the Nexus Director) may attend such meetings, and such alternate member shall be given all written notices, materials and information regarding all meetings of the Board, such Subsidiary Board or Committee and shall be entitled to vote at such meeting as a member of the Board, such Subsidiary Board or Committee (it being understood that any alternate member may nonetheless attend any meeting of the Board, a Subsidiary Board or a Committee of the Board as an observer and shall be entitled to receive copies of all materials and information regarding such meeting, even if the principal Board member is present).

g) The Company shall pay the reasonable, documented out-of-pocket expenses (including reasonable travel and lodging) incurred by each member (and each alternate member) of the Board and the Series N-2 Observer in connection with attending each meeting of the Board, any Subsidiary Board or any Committee attended by such member (and alternate) and other expenses reasonably incurred in discharging such members' duties as a member of the Board, any Subsidiary Board or Committee.

h) The Board shall establish a five (5) member Advisory Committee (which shall be responsible for advising the Board regarding, and shall oversee, the Company's continuing operations but which shall not have the authority to approve any matters and rather which shall only have the authority to recommend matters to the full Board) consisting of (A) the Company's Chief Executive Officer; (B) Adrian Aguirre G.; and (C) 3 (three) B-B-1 Directors (including at least 2 Nexus Directors).

ARTICLE TWENTY-FOUR.

The members of the Board shall hold office for one year and may be reelected until their respective successors are designated.

ARTICLE TWENTY-FIVE.

To the extent required by Mexican law, the following conditions must be met in order to be a member of the Board:

a) To guarantee the faithful performance of the position, if and as determined by the General Ordinary Shareholders' Meeting.

b) To have no incapacity set forth in article 151 of the General Business Corporation Law, as in effect on the date hereof.

                               English Translation

ARTICLE TWENTY-SIX.

a) The Board shall hold a meeting at least once a month (unless otherwise agreed by a resolution of the Board, provided that such resolution is approved with the affirmative vote of one of the Nexus Directors). Meetings of the Board may be called by the Chairman, the Vice-chairman, the Secretary of the Board, the Examiner, any Nexus Director or any two members of the Board and shall be held at the headquarters of the Company, or at any other place in the Mexico or in a foreign country.

b) The quorum for a Board meeting by virtue of first call (a "First Call Meeting") shall be at least 7 (seven) members (or their alternates); provided that at least one of the Nexus Directors be present. In the event no quorum is reached at the First Call Meeting, a Board's meeting shall be called for a second time (a "Second Call Meeting") (and the call shall be repeated as necessary) until at least 6 (six) members (or their alternates) are present. A Second Call Meeting (or a subsequent meeting of the Board if no quorum is reached at the Second Call Meeting) shall take place at least 5 (five) calendar days after the date of the First Call Meeting. In addition to the quorum requirements set forth in the preceding two sentences, the quorum for any Board meeting where any Key Matter is to be authorized or approved shall require the attendance of at least one Nexus Director.

c) Decisions of the Board may be adopted and approved by written consent in lieu of a meeting, as set forth in the written call, which shall be transmitted in writing 15 (fifteen) calendar days prior the date of the meeting. Members of the Board and the Series N-2 Observer may participate in any meeting of the Board via telephone (subject to unanimous written ratification of the minutes and the resolutions therefrom). The members of the Board may waive the requirement of a written call, which shall not be needed when all the regular members or their alternates are present, and/or may act by unanimous written consent in the absence of a meeting. Subject to the Company's and the Board's right pursuant to paragraph (b) of Article Twenty-Three to exclude the Series N-2 Observer from access to certain materials, (i) any written call for a meeting of the Board (and any circulation of a proposed Board action by written consent in lieu of a meeting) shall be transmitted to the Series N-2 Observer concurrently with the transmittal thereof to the other members of the Board and
(ii) a copy of any Board action by written consent in lieu of a meeting (or a written summary setting forth the substance thereof) shall be provided to the Series N-2 Observer following the taking of such action.

d) Resolutions approved at a First Call Meeting shall be adopted by affirmative vote of at least 4 (four) directors or their alternates; provided however that the affirmative vote of at least one of the Nexus Directors shall be required. In case of a Second Call Meeting (or subsequent calls thereto, if applicable), resolutions shall require the majority vote of those who are present. The approval of any resolutions or agreements relating to Key Matters shall require the approvals set forth in Articles Eleven and Thirteen of these Bylaws.

ARTICLE TWENTY-SEVEN.

At the Board's meetings, each member or alternate thereof shall be entitled to cast one vote. If the following has not occurred at the General Ordinary Shareholders' Meeting, the Board shall designate among its members a Chairman and may elect those other officials, including a

                               English Translation

Secretary and a Treasurer, in the way it deems proper, whether shareholders or not or members of the Board and may determine the power and compensation of said officers or personnel, in each case subject to Articles Ten, Eleven and Twenty-One hereof.

The Board shall appoint the Chief Executive Officer of the Company and the other executives and managers, such as Finance and Administration, Technical, and Business Development-Public Relations Executive Officers, in each case subject to Articles Ten and Eleven hereof.

ARTICLE TWENTY-EIGHT.

Subject to the provisions of these Bylaws (including Articles Ten and Eleven hereof), the full power to manage and direct the business of the Company is vested in the Board. Subject to Articles Ten and Eleven hereof the Board shall have power and authority to execute the following actions:

a) To represent the Company with general powers for lawsuits and collections, requiring a special clause, pursuant to the provisions of (i) the first paragraph of article 2554 and article 2587 of the Federal Civil Code of Mexico and (ii) the corresponding articles under the civil codes of the Federal District and the states of Mexico. Therefore, the Board is authorized to file lawsuits or abandon appeals of any kind, including the "juicio de amparo" (injunction, procedure under the Mexican Constitution); settle, submit to arbitration, to question and answer interrogatories; file criminal lawsuits and appeals thereof as offended party in penal matters; assign in favor of creditors, recuse, receive payments and execute acts of any kind specified expressly in the law, among them, to represent the Company before authorities of any kind, such as: penal, civil, military, administrative and labor, before courts and before the Ministry of Foreign Affairs with the object of entering agreements with the Federal Government pursuant to the provisions of Sections I and IV of article 27 of the Mexican Constitution.

b) To administer properties in accordance with the provisions of second paragraph of article 2554 of the Federal Civil Code of Mexico and corresponding articles related thereto under the civil codes of the Federal District and the states of Mexico.

c) To exercise acts of ownership under the terms of third paragraph, article 2554 of the Federal Civil Code and in the corresponding articles related thereto under the civil codes of the Federal District and the states of Mexico.

d)   To draw, subscribe, guarantee and endorse securities under the terms of article 9 of the General Law on Negotiable Instruments and Credit Operations, as well as to verify banking and trade operations of any kind. The powers for acts of ownership and for subscribing securities shall be exercised concurrently by two attorneys-in-fact and in the way determined by the Board.

e) To open bank and securities accounts in the name of the Company and designate the persons who shall draw against such accounts.

f) To designate the managers, attorneys-in-fact, agents and employees of the Company, to determine their power, working conditions and remuneration, and remove them from their positions.

                               English Translation

g) To carry out all the acts authorized by these Bylaws or being a consequence thereof.

h) To call General Ordinary and Extraordinary Shareholder's Meetings and carry out the resolutions thereof.

i) To delegate their power and authority in one or more of its members, whether completely or partially, and confer, in favor of the person or entity it deems proper, special or general powers under the terms of paragraphs (a) through (e) of this Article, and to revoke the powers that the Board or its attorneys-in-fact might confer (provided that the prior written consent of at least one of the Nexus Directors shall be required for the delegation of any power which, if exercised by the Board, would require the consent of at least one of the Nexus Directors).

j) The Company shall permit any representatives designated by a member of the Board at such times as any such person or entity may reasonably request during regular business hours after prior written notice of at least two business days, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine and copy the corporate financial records of the Company and its subsidiaries and, (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

ARTICLE TWENTY-NINE.

If at any time the Foreign Investment Law and the Federal Telecommunications Law of Mexico are amended so as to permit the unrestricted ownership and/or control of the Company by one or more foreign (non-Mexican) entities, upon the effectiveness of such amendments (the "Regulatory Amendments"):

         (i) the Common Shares shall be automatically converted on a one-to-one basis with respect to the Common Shares into a single series of common shares (the "New Common Shares") with voting rights determined on a pro rata basis based on all such common shares voting together as a single class with the new preferred shares of the Company described in clauses (ii) and
                  (iii) below;

         (ii) the Series "A-1" shares, Series "B-1" shares, and Series "N-1" shares shall be automatically converted on a one-to-one basis into a single series of preferred shares (the "New Preferred Shares") with (1) the liquidation preference, dividend preference and conversion rights set forth in these Bylaws for Series "N-1" shares, (2) voting rights determined on a pro rata basis based on the preferred shares of the Company voting as a single class together with the common shares of the Company, provided, that such New Preferred Shares shall retain the special right to vote on the matters described in paragraph (i) of Article Six and (3) the option of the holder thereof to convert (on the basis set forth in Article Seven at the Conversion Price then in effect) such New Preferred Shares into New Common Shares. Upon such conversion of the Series "A-1" shares, "B-1" shares and "N-1" shares, all references contained in these Bylaws to Series "A-1" shares, Series "B-1" shares and Series "N-1" shares shall be automatically amended to be references to New Preferred Shares; and

                               English Translation

         (iii) the Series N-2 shares shall be automatically converted on a one-to-one basis into a single series of preferred shares (the "New Series N-2 Shares") with (1) the liquidation preference, dividend preference and conversion right set forth in these Bylaws for Series "N-2" shares, (2) voting rights determined on a pro rata basis based on the preferred shares of the Company voting together as a single class together with the common shares of the Company, provided, that such New Series N-2 Shares shall retain the special right to vote on the matters described in paragraph (j) of Article Six and (3) the option of the holder thereof to convert (on the basis set forth in Article Seven at the Conversion Price then in effect) such New Series N-2 Shares into New Common Shares. Upon such conversion of the Series "N-2" shares, all references contained in these Bylaws to Series "N-2" shares shall be automatically amended to be references to New Series N-2 Shares;

         (iv)     upon the conversion described above in subparagraphs (ii) and
                  (iii) of this paragraph (j) of these Bylaws, all references contained in these Bylaws to "Preferred Shares" shall be automatically amended to be references to New Preferred Shares and New Series N-2 Shares;

         (v) Upon the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in this Article Twenty-Nine, the size of the Board shall remain unchanged but the composition of the Board shall be determined by the shareholders pro rata based on their aggregate ownership of voting stock of the Company at such time; provided that so long as the Aguirre Group Investors own New Common Shares issued upon conversion of the Series "A" shares together with the New Preferred Shares issued upon conversion of the Series "A-1" shares held by the Aguirre Group Investors represent at least 2.5% (two and one-half percent) of the outstanding Equity Securities of the Company, the Aguirre Group Investors shall collectively be entitled to designate one director (and one alternate) to the Board.

         (vi) Prior to the consummation of a Qualified Public Offering, upon the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in this Article Twenty-Nine, so long as the New Series N-2 Shares (but excluding any New Common Shares issued upon conversion thereof) represent at least 10% (ten percent) of the then outstanding Equity Securities of the Company, the holders of a majority of such shares shall be entitled, but not obligated, to designate one director (and one alternate) to the Board (in lieu of the observer such holders would otherwise be entitled to designate pursuant to Article Twenty-Three hereof). If and whenever the New Series N-2 Shares represent less than 10% (ten percent) of the outstanding Equity Securities of the Company, the holders of such shares shall continue to be entitled, subject to the satisfaction of the N-2 Observer Conditions, to designate an observer as set forth in Article Twenty-Three hereof.

         (vii) Upon the effectiveness of the Regulatory Amendments and the modifications to the Company's capital structure described in this Article Twenty-Nine, the Requisite Approval with respect to the Key Matters set forth in Articles Ten and

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                               English Translation

                  Eleven shall no longer apply; provided however that the approval of the Key Matters set forth therein shall continue to require the affirmative vote of Nexus solely in its capacity as a shareholder without any fiduciary duty to the other shareholders. The Company shall take all actions necessary or requested by Nexus in connection with effectuating the modifications to the Company's capital structure described in this Article Twenty-Nine.

ARTICLE THIRTY.

The supervision of the Company shall be vested in one or two examiners of the Company (each, an "Examiner"), who may be shareholders or not and shall be designated in the General Ordinary Shareholders' Meeting and shall hold office for one year as it is indicated for the members of the Board. The Examiners shall have the authority and duties referred to in article 166 of the General Business Corporation Law. The shareholders at the shareholders' meeting may appoint one or two alternate Examiners. The Examiners shall guarantee the faithful performance of their positions in the way established by the shareholders' meeting.

                                  FIFTH CHAPTER

                  FISCAL YEARS, BALANCE SHEET, PROFIT AND LOSS

ARTICLE THIRTY-ONE.

The fiscal year of the Company shall be from January 1st to December 31st of each year, the last period excepted, which will be from January 1st to the date this Company ceases to operate for any reason whatsoever.

ARTICLE THIRTY-TWO.

At the end of each fiscal year the Company's financial information shall be prepared pursuant to articles 172, 173 and 177 of the General Business Corporation Law.

ARTICLE THIRTY-THREE.

The Company shall provide each of the Investors with financial statements and other requested information as and when required by such shareholders. The annual financial statements shall be prepared in accordance with generally accepted accounting standards in Mexico and shall be audited by PriceWaterhouseCoopers or another independent accounting firm acceptable to Nexus.

ARTICLE THIRTY-FOUR.

The net profits of the fiscal year shall be applied as follows:

a) To the extent required by Mexican law, 5% (five percent) shall be kept in a reserve fund until it equals the amount, if any, required under Mexican law and such reserve fund shall be replenished in the same manner when it decreases for any reason whatsoever.

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                               English Translation

b) Subject to the approval of Nexus, the balance shall be applied or re-invested pursuant to a shareholders' meeting resolution, or shall be distributed among shareholders in proportion of the number of their shares if completely paid, or on the contrary shall be applied in the amount paid for them.

c) The founders of the Company do not reserve for themselves any special sharing of profits.

ARTICLE THIRTY-FIVE.

Losses shall be distributed among shareholders in proportion to the shares they hold, but the responsibility of shareholders for the obligations of the Company is limited to the subscription value of shares respectively subscribed or acquired by them.

ARTICLE THIRTY-SIX.

Except for the cases in which all shareholders are aware of the declaration of a dividend, the distribution of dividends shall be published in (i) the Official Gazette of the Federation, (ii) in the "Negocios" section of the "Reforma" or "El Financiero" newspapers or (iii) in any other of the most circulated newspapers at the domicile of the Company, and such declaration shall be made known by mail to the shareholders registered in the Company's shareholder registry book. The dividends not collected by shareholders within a five-year term shall prescribe in favor of the Company. The declaration and payment of dividends is subject to the provisions of Articles Ten and Eleven above. Furthermore, so long as any series of Preferred Shares is outstanding, the Company shall not declare or pay any dividends with respect to any series of Common Shares or any other equity securities junior to the Preferred Shares unless the Company also declares and pays an equivalent dividend with respect to each series of Preferred Shares on an as-converted basis (as described in Article Six). The outstanding Series "A-1", "B-1", "N-1" and Series "N-2" shares shall be entitled to participate pari passu with respect to any dividend declared or paid by the Company.

                                  SIXTH CHAPTER

                           DISSOLUTION AND LIQUIDATION

ARTICLE THIRTY-SEVEN.

To the extent required by Mexican law, the Company shall be dissolved in any of the following events:

a) In case it is impossible for the Company to continue carrying out its principal purposes.

b) Subject to Articles Ten and Eleven above, by means of a resolution of the General Extraordinary Shareholders' Meeting taken pursuant to these Bylaws.

c)   If the number of shareholders is fewer than two.

d)   Due to the loss of two thirds of the capital stock.

                               English Translation

e)   In any other case required by applicable law.

ARTICLE THIRTY-EIGHT.

Once the dissolution of the Company has been declared, the Company shall be liquidated and, for this purpose, the General Extraordinary Shareholders' Meeting shall determine the number of liquidators who shall be in charge of the liquidation, and if more than one liquidator is appointed, each liquidator shall work together with the others.

The liquidation shall be performed in accordance with the resolutions adopted by the shareholders when agreeing the Company's dissolution. In the absence of special resolutions from the Shareholders' meeting, the liquidation shall be made in accordance with the applicable provisions of the General Business Corporation Law.

ARTICLE THIRTY-NINE.

Upon any liquidation, dissolution or winding up of the Company, each holder of Preferred Shares (on a proportional basis) shall be entitled to be paid prior to any distribution or payment is made to any holders of Common Shares, pursuant to the rights and preferences set forth in Article Six, paragraph (h) hereof. The Company shall mail written notice of such liquidation, dissolution, or winding up of the Company, no less than 60 (sixty) days prior to the payment date stated therein, to each record holder of Company shares.

ARTICLE FORTY.

Liquidators shall represent the Company, and shall have the right of ownership, of administration and for lawsuits and collection, without any limitation, including all those powers which require a special power or clause, unless otherwise limited by the shareholders at a shareholders' meeting. The Liquidation Amount payable to Series "A-1" shares, Series "B-1" shares, Series "N-1" shares and Series "N-2" shares shall be made within the United States in U.S. Dollars.

ARTICLE FORTY-ONE.

During the liquidation term, shareholders' meeting may be called by the liquidators, the Examiners, Nexus or directly by holders of more than 33% (thirty-three percent) of the capital stock of the Company.

                                 SEVENTH CHAPTER

                                    INDEMNITY

ARTICLE FORTY-TWO.

None of the members of the Board, or of any Committee of the Company, or any of the Company's officers shall be liable to any shareholder or the Company for (a) any action taken or failure to act in such capacity in good faith with respects to the Company which is not a violation of the material provisions of these Bylaws and which is not grossly negligent or willfully malfeasant, and then only to the extent of such person's or entity's bad faith, gross negligence or

                               English Translation

willfully malfeasance, (b) any action or inaction arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care or (c) the action or inaction of any agent, contractor or consultant selected by any of them with reasonable care.

ARTICLE FORTY-THREE.

Each person or entity who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person or entity of whom he or she is the legal representative, is or was a director, a member of a committee or officer, of the Company or is or was serving at the request of the Company as a director, or officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by Mexican law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person or entity in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Article Forty-Five, the Company shall indemnify any such person or entity seeking indemnification in connection with a proceeding initiated by such person or entity only if such proceeding was authorized by the Board. The right to indemnification conferred in this Chapter shall be a contract right and, subject to Articles Forty-Five and Forty-Eight hereof, shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company may, by action of its Board, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

ARTICLE FORTY-FOUR.

Any indemnification of a director, member of a Committee or officer of the Company under Article Forty-Two of these Bylaws or advance of expenses under Article Forty-Seven of these Bylaws shall be promptly, and in any event within 30 (thirty) days, upon the written request of the director, committee member or officer. If a determination by the Company that the director, committee member or officer is entitled to indemnification pursuant to this Chapter is required, and the Company fails to respond within 60 (sixty) days to a written request for indemnity, the Company shall be deemed to have approved the request. If the Company denies a written request for indemnification or advancing of expenses, in whole or in a part, or if payment in full pursuant to such request is not made within 30 (thirty) days, the right to indemnification or advances as granted by this Chapter shall be enforceable by the director, committee member or officer in any court of competent jurisdiction. Such person's or entity's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance or its final disposition where the required undertaking, if

                               English Translation

any, has been entered to the Company) that the claimant has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Company. Neither the failure of the Company (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE FORTY-FIVE.

The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Chapter shall not be exclusive of any other right which any person or entity may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE FORTY-SIX.

The Company may purchase and maintain insurance on its own behalf and on behalf of any individual who is or was a director, member of a Committee, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, member of a committee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person or entity against such liability under this Chapter.

ARTICLE FORTY-SEVEN.

Expenses incurred by any person or entity described in Article Forty-Five of these Bylaws in defending a proceeding shall be paid by the Company in advance of such proceeding's final disposition unless otherwise determined by the Board (with the approval of the Nexus Directors) in the specific case upon receipt of an undertaking by or on behalf of the director of officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

ARTICLE FORTY-EIGHT.

Persons who are not covered by the foregoing provisions of this Chapter and who are or were employees or agents of the Company, or who are or were serving at the request of the Company as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board.

                               English Translation

ARTICLE FORTY-NINE.

The provisions of these Bylaws shall be deemed to be a contract right between the Company and each director or officer who serves in any such capacity at any time while this Chapter and the relevant provisions of Mexican law or other applicable law are in effect, and any repeal or modification of this Chapter or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

ARTICLE FIFTY.

For purposes of this Chapter, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person or entity who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Chapter with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation of its separate existence had continued.

ARTICLE FIFTY-ONE.

The Company shall, and shall cause each subsidiary to, comply at all times with the U.S. Foreign Corrupt Practices Act.

ARTICLE FIFTY-TWO.

In the event of a Sale of the Company in which the Series "A-1" shares, "B-1" shares or "N-1" shares participate or an Approved Sale, the Company shall prepare, or cause to be prepared, with the advice of U.S. counsel, any notices or offering materials required by these Bylaws or the applicable Mexican, U.S. and state securities laws to be delivered to the beneficial owners of the Series "N-2" shares in connection with an Approved Sale or the tag-along rights of such shares on a Sale of the Company and to cause such documents to be delivered to the record holder of the Series "N-2" Shares in sufficient quantities for distribution to the beneficial owners of such Series "N-2" Shares. The Company shall use its commercially reasonable best efforts to make any filings with respect to any such distribution of notices or offering materials required by applicable law, provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Article Fifty-Two, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                               English Translation

                                 EIGHTH CHAPTER

                                   DEFINITIONS

ARTICLE FIFTY-THREE.

The following capitalized terms shall have the meanings set forth in this Article Fifty-Three:

         "Affiliate" of any person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity, and "control" means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity, whether through the ownership of voting securities, contract or otherwise. For purposes of these Bylaws, each of BAIIC, BASCFC, Nexus and LA Strategic Capital Partners II shall each be deemed to be an "Affiliate" of the other.

         "Aguirre Group Investors" means, with respect to the Series "A-1" shares only, collectively, Adrian Aguirre G., Guadalupe Aguirre G., Maria Elena Aguirre G. and Maria Trinidad Aguirre G., as well as the trustee of the Security Trust Agreement (but only with respect to the Series "A-1" shares beneficially owned by the other Aguirre Group Investors and deposited with such trustee pursuant to the terms of the Security Trust Agreement), and their respective successors and permitted assigns and permitted transferees with respect to the Series "A-1" Shares only.

         "Bachow Investors" means, collectively, Bachow Investment Partners III, LP ("BIP"), Bachow & Associates, Inc., each of the limited partners of BIP, the general partner of BIP (and its limited partners and general partners), the direct and indirect equity holders of any thereof, Paul S. Bachow, Salvatore A. Grasso and Jay D. Seid and each of their respective successors and permitted assigns and permitted transferees.

         "BAIIC Investors" means, collectively, BankAmerica International Investment Corporation, BASCFC, Nexus, LA Strategic Capital Partners II, Edward McCaffrey and their respective successors and permitted assigns and permitted transferees.

         "BASCFC" means, collectively, BASCFC-Maxcom Holdings I, LLC and BAS Capital Funding Corporation.

         "Company Securities" means, at any given time, collectively, the Company Shares or any subsequently authorized series or class of the Company's capital stock or any outstanding securities convertible into shares of the Company's capital stock.

         "Company Shares" means, at any given time, collectively, the Company's
(i) Series A Shares, (ii) Series A-1 shares, (iii) Series B Shares, (iv) Series B-1 shares, (v) Series N Shares, (vi) Series N-1 shares, (vii) Series N-2 shares, (viii) any other authorized series or class of the Company's capital stock, and (ix) any outstanding securities convertible into shares of the Company's capital stock.

         "Common Shares Deemed Outstanding" means, at any given time, the number of Common Shares actually outstanding at such time, plus the number of Common Shares deemed

                               English Translation

to be outstanding pursuant to paragraphs (i) and (j) of Article Seven whether or not the Options or Convertible Securities referred to therein are actually exercisable or convertible at such time, including, with respect thereto, any shares of Conversion Stock issuable upon the conversion of any Preferred Shares

         "Conversion Stock" means Series "N" shares, except that after the occurrence of the earliest to occur of:

         (i) the effectiveness of the Regulatory Amendments (as defined in Article Twenty-Nine) and the modifications to the Company's capital structure described in Article Twenty-Nine, Conversion Stock shall mean (except with respect to Preferred Shares) the New Common Shares (as defined in Article Twenty-Nine) (it being understood that in connection with such events, the Series "A-1", "B-1" and "N-1" shares shall be converted on a one-to-one basis into New Preferred Shares (as defined in Article Twenty-Nine) and the Series "N-2" shares shall be converted on a one-to-one basis into New Series N-2 Shares (it being understood that none of the new series of preferred shares (issued upon the conversion of the Preferred Shares) shall be Conversion Stock until its subsequent conversion pursuant to Article Seven) and each of such new series of preferred shares shall be convertible into Conversion Stock pursuant to Article Seven at the Conversion Price then in effect at the time of such subsequent conversion);

         (ii) the consummation of a Public Offering of common equity, Conversion Stock shall mean:

                  (A) with respect to the Series "N-1" shares, Series "N-2" shares, New Preferred Shares and New Series N-2 Shares, subject to any applicable regulatory restrictions, the series and class of capital stock that was registered in the most recent Public Offering;

                  (B) with respect to the Series "A-1" shares, subject to any applicable regulatory restrictions, at the option of the holder of such stock, either Series "A" shares or the series and class of capital stock that was registered in the most recent Public Offering; and

                  (C) with respect to the Series "B-1" shares, subject to any applicable regulatory restrictions, at the option of the holder of such stock, either Series "B" shares or the series and class of capital stock that was registered in the most recent Public Offering.

         "Equity Securities" means any equity securities of an issuer or debt securities of an issuer with equity features or other securities exercisable or convertible into equity securities of such issuer or any of its subsidiaries (including, without limitation, Options) or any other securities of such issuer containing any profit participation features (including, without limitation, stock appreciation rights and phantom stock).

                               English Translation

         "Family Group", with respect to a shareholder, means such shareholder's spouse, parents siblings and descendents (whether natural or adopted) and any trust solely for the benefit of the shareholder and/or the shareholder's spouse and/or descendents.

         "Independent Third Party" means, at any applicable date of determination, any person or entity, other than (i) any holder of more than five percent (5%) of the Common Shares Deemed Outstanding on such date and (ii) any Restricted Person at such date.

         "Investment Trust Agreement" means that certain Irrevocable Investment Trust Agreement, to be entered into on or prior to the first issuance of Series "N-2" shares, as such agreement may be amended from time to time thereafter pursuant to its terms and the restrictions set forth in these Bylaws, among the Company and the bank initially appointed by Company as the trustee thereunder, which agreement shall establish the trust that shall initially be the sole holder of record of all of the Series "N-2" shares.

         "Investor" means the BAIIC Investors, the Bachow Investors, Bancboston Investments, Inc., Latinvest Strategic Investment Fund, L.P., Nexus, BASCFC, Morgan Stanley Asset Management, Caxton International Limited, Credit Suisse First Boston Corporation, each other person or entity who acquires Preferred Shares pursuant to the New Investor Subscription Agreement and their respective successors and permitted assigns and permitted transferees. For purposes of the rights of first offer set forth in paragraph (d) of Article Nine, Investor shall also include CT Global Telecommunications, Inc. For purposes of the registration rights set forth in paragraph (j) of Article Nine, Investor shall also include L.D. Coltrane, III, Michael R. Coltrane, Samuel E. Leftwich and Thomas A. Norman. With respect to the Series "A-1" shares only, Investor also includes the Aguirre Group Investors.

         "MSAM Managed Account" means each of the following entities: (i) Deutsche Bank as custodian nominee for the Hirtle Callaghan High Yield Portfolio, (ii) JPMorgan Chase as custodian nominee for Morgan Stanley Institutional Fund Trust-High Yield Portfolio, (iii) JP Morgan Chase as custodian nominee for Morgan Stanley Institutional Fund Trust-High Yield Portfolio, (iv) JP Morgan Chase as custodian nominee for Morgan Stanley Closed End Funds-Morgan Stanley Global Opportunity Bond Fund, Inc., (v) JP Morgan Chase as custodian nominee for Morgan Stanley Closed End Funds-Morgan Stanley High Yield Fund, Inc., (vi) JP Morgan Chase as custodian nominee for Van Kampen Series Funds Worldwide High Income, (vii) JP Morgan Chase as custodian nominee for The Universal Institutional Funds High Yield Port., (viii) JP Morgan Chase as custodian nominee for Morgan Stanley SICAV High Yield Fund, (ix) JP Morgan Chase as custodian nominee for MS SICAV European High Yield Bond Fund, (x) Mellon Trust as custodian nominee for Verizon Investment Management Corporation,
(xi) State Street as custodian nominee for SunAmerica Series Trust, (xii) State Street as custodian nominee for Manufacturers Life Insurance Company of New York, (xiii) State Street as custodian nominee for GE High Yield Fund, (xiv) State Street as custodian nominee for LGT Capital Invest Ltd., (xv) Mitsui Trust as custodian nominee for Morgan Stanley Monthly Income Fund (WAKO) and (xvi) ITM Worldwide High Income Fund -HY Portion.

                               English Translation

         "New Investor Subscription Agreement" means, collectively, that certain New Investor Subscription Agreement dated March 14, 2002, as such agreement may be amended from time to time pursuant to its terms, among the Company and certain subscribers for Series "A-1", Series "B-1" and Series "N-1" shares, and any other subscription agreements entered into on or prior to the one year anniversary of the first issuance of any Preferred Shares by the Company and one or more subscribers for the sale of Series "B-1" and Series "N-1" shares on substantially the same (as determined in good faith by the Board and approved by Nexus) terms and conditions as the other New Investor Subscription Agreement(s) and at a price per share equal to or greater than the Original Issue Price.

         "Nexus" means, collectively, Nexus-Maxcom Holdings I, LLC and Nexus-Banc of America Fund II, L.P. (together with any successor-in-interest).

         "Original Issue Price" means, with respect to each Preferred Share, U.S. $0.4927, as adjusted for stock splits, stock dividends, stock dividends and similar events.

         "Option" means a right, option or warrant to subscribe for or to purchase any series of Common Shares (collectively, the "Options").

         "Permitted Options" means the Options for the purchase of up to 38,820,624 Common Shares authorized, issued or granted by the Company on or prior to March 5, 2002.

         "Pro Rata Basis" means, with respect to the calculation of participation rights hereunder, pro rata on the basis of the Pro Rata Shares of each holder of Company Securities entitled to participate in such event (i.e., with respect to each eligible holder of Company Securities, such holder of Company Securities' Pro Rata Share divided by the aggregate Pro Rata Shares of the holders of Company Securities (including such holder) entitled to participate in such event.

         "Pro Rata Share" means, with respect to each Company Share, the proportional amount such Company Share would receive if an amount equal to the Total Equity Value were distributed with respect to all of the Company Shares then outstanding assuming the exercise of all in-the-money options and warrants (e.g., those Options with an exercise price below the then fair market value thereof) in connection with a complete liquidation of the Company pursuant to the rights and preferences set forth in the Company's Bylaws as in effect at the time of such calculation, in each case as determined in good faith by the Board (including at least one Nexus Director).

         "Public Offering" means the consummation of a public offering (whether a primary or a secondary offering) registered under the Mexican securities laws, rules or regulations or the Securities Act of 1933, of Company Securities (or other securities into which the Company Securities are convertible without the delivery or payment by any holder of Company Securities of any additional consideration).

         "Qualified Affiliate" of any person or entity means (x) any other person or entity ninety percent (90%) or more of whose equity and other voting securities are beneficially owned by such person or entity or (y) any other person or entity who beneficially owns ninety percent (90%) or more of the equity and other voting securities of such person or entity (it being understood that, notwithstanding the foregoing, BankAmerica International Investment

                               English Translation

Corporation, Nexus, BASCFC, and LA Strategic Capital Partners II shall be deemed to be Qualified Affiliates).

         "Qualified Public Offering" means a Public Offering that yields aggregate net proceeds of at least U.S. $50.0 million (fifty million U.S. dollars).

         "Qualifying Sale of the Company" means a Sale of the Company after which at least two-thirds of the beneficial ownership of the total equity shares then outstanding or all or substantially all of the consolidated assets of the Company would be sold.

         "Sale of the Company" shall mean any transaction or series of related transactions with any Independent Third Party or Parties involving (a) a merger, recapitalization, reorganization or consolidation, (b) an acquisition or purchase of assets of, or any equity interest in, or any securities convertible into or exchangeable for an equity interest in, or (c) similar transaction or business combination involving, the Company, after which at least 50.1% (fifty point one percent) of the beneficial and record ownership of the total equity shares then outstanding or all or substantially all of the consolidated assets of the Company would be sold.

         "Security Trust Agreement" means the Second Amended and Restated Security Trust Agreement, to be entered into on or prior to the first issuance of any Series "A-1" shares (as amended from time to time thereafter pursuant to its terms and the terms hereof), among the Company, the Investors, certain other securityholders of the Company and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero Bancomer, Direccion Fiduciaria, as trustee.

         "Securityholders Agreement" means the Second Amended and Restated Securityholders Agreement, , to be entered into on or prior to the first issuance of any Series "B-1" shares (as amended from time to time thereafter pursuant to its terms and the terms hereof), among the Company and certain of its securityholders.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Total Equity Value" means the aggregate proceeds which would be received by the holders of Company Securities if (i) the assets of the Company (including its subsidiaries) as a going concern were sold at the fair market value as determined in good faith by the Board; (ii) the Company (and its subsidiaries) satisfied and paid in full all of its obligations and liabilities (including all taxes, costs and expenses incurred in connection with such transaction and any reserves established by the Board (and approved by at least one Nexus Director) for contingent liabilities); and (iii) such net proceeds were then distributed in connection with a complete liquidation of the Company pursuant to the rights and preferences set forth in the Company's Bylaws as in effect at the time of such calculation, in each case as determined in good faith by the Board (including at least one Nexus Director).

         "Transfer" means, with respect to any interest, any direct or indirect sale, transfer, assignment, pledge or other disposition of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any such interest (including, without limitation, a beneficial interest in such interest).

                               English Translation

The following capitalized terms shall have the meanings set forth in the corresponding section of these Bylaws:

             DEFINED TERM                         ARTICLE
"A-A-1 Directors"                            Twenty-Three (a)(i)

"Accretive Amount"                           Six (h)(i)

"Approved Plan"                              Ten (j)

"Approved Sale"                              Nine (f)(i)

"BASCFC"                                     Nine (h)(i)

"B-B-1 Directors"                            Twenty-Three (a)(ii)

"Board"                                      Six (j)(ii)

'Buyer"                                      Six (o)(i)

"General Business Corporation Law"           Six (a)

"Committee"                                  Twenty-Three (e)

"Common Shares"                              Six (b)

"Conversion Price"                           Seven (a)

"Convertible Securities"                     Seven (j)(ii)(a)

"Deemed Liquidation"                         Six (h)(ii)

"Examiner"                                   Thirty

"First Call Meeting"                         Twenty-Six (b)

"Investor Transfer Notice"                   Nine (d)

"Key Matters"                                Ten

"Liquidation Amount"                         Six (h)(i)

"Liquidation Preference Amount"              Six (h)(i)

"Meeting Notice"                             Fourteen

"New Common Shares"                          Twenty-Nine (i)

                               English Translation

             DEFINED TERM                         ARTICLE
"New Preferred Shares"                       Twenty-Nine (ii)

"New Series N-2 Shares"                      Twenty-Nine (iii)

"Nexus Director"                             Twenty-Three (a)(ii)

"N-2 Observer Conditions"                    Twenty-Three (b)

"N-2 Offering"                               Nine (j)(x)

"N-2 Stock"                                  Nine (j)(x)

"Offer Notice"                               Nine (c)

"Original Issue Price"                       Six (h)(i)

"Permitted Transferees"                      Nine (i)

"Preferred Liquidation Right"                Six (h)(i)

"Preferred Shares"                           Six (b)

"Qualified Investor"                         Nine (d)

"Regulatory Amendments"                      Twenty-Nine

"Required Approvals"                         Eleven

"Restricted Persons"                         Ten (h)

"Restricted Share" / "Restricted Shares"     Nine (b)

"Restricted Share Transfer Consent"          Nine (b)

"RFR Free Transfer Period"                   Nine (c)

"ROFO Free Transfer Period"                  Nine (d)

"Second Call Meeting"                        Fourteen (e); Twenty-Six (b)

"Series N-2 Observer"                        Twenty-Three (b)

"Special Shareholders' Meeting"              Nineteen

"Subsidiary Board"                           Twenty-Three (d)

"Tag-Along Right Notice"                     Nine (e)(i)

                               English Translation

             DEFINED TERM                      ARTICLE
"Tag-Along Window"                           Nine (e)(ii)

"Transferring Non-Investor Shareholders"     Nine (c)

"Transferring Shareholder"                   Nine (e)

                                    * * * * *